UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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April 1, 2026
Dear Stockholder,
It is my pleasure to invite you to attend our 2026 Annual Meeting of Stockholders on Wednesday, May
13, 2026 (the “Annual Meeting”). The meeting will be held in a virtual format.
The attached 2026 Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be conducted at the meeting. Whether or not you plan to attend the Annual Meeting, your shares can be represented if you promptly submit your voting instructions over the internet, by telephone, by completing, signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions you have received from your broker or other nominee.
On behalf of our Board of Directors and Leadership Team, thank you for your investment in Carter's,
Inc.
Sincerely,
Gretchen W. Schar
Non-Executive Chair of the Board of Directors
2026 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
This Meeting Notice highlights information described in other parts of this 2026 Proxy Statement and does not contain all information you should consider in voting. Please read the entire 2026 Proxy Statement carefully before voting.
To our stockholders,
You are invited to attend our 2026 Annual Meeting to be held as follows in a virtual meeting format:
ITEMS OF BUSINESS

Item	Board's Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non- Vote
Election of nine nominated directors	FOR	More votes “For” than "Against"	No effect	No effect
Advisory approval of compensation of named executive officers	FOR	More votes “For” than "Against"	No effect	No effect
Approval of amended and restated equity incentive plan	FOR	Majority of votes properly cast at the meeting	No effect	No effect
Ratification of appointment of PricewaterhouseCoopers LLP for fiscal 2026	FOR	Majority of votes properly cast at the meeting	No effect	Not applicable
In addition, at the Annual Meeting we will conduct any other business that may properly come before the meeting. See
Question 19 of the “Questions and Answers About the 2026 Annual Meeting” beginning on page 87 for more information.
PROXY SOLICITATION
The Board solicits the enclosed proxy for the 2026 Annual Meeting and any adjournment or postponement of the 2026 Annual
Meeting. Any proxy may be revoked at any time prior to its exercise at the 2026 Annual Meeting.
VOTING
You may vote if you held shares of Carter's common stock as of the record date (March 20, 2026). You are able to vote your shares by providing instructions to the proxy holders who will then vote in accordance with your instructions. We urge you to read the 2026 Proxy Statement carefully and to vote in accordance with the recommendations of the Board.
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING
We encourage you to review the section "Questions and Answers About the 2026 Annual Meeting" for answers to common questions about the virtual meeting, proxy materials, voting, and other topics.
By order of the Board of Directors,
Antonio D. Robinson
Secretary
Approximate Date of Mailing of Proxy Materials or Notice of Internet Availability:
April 1, 2026

FORWARD-LOOKING STATEMENTS
Statements contained in this proxy statement that are not historical fact and use predictive words such as
“estimates”, “outlook”, “guidance”, “expect”, “believe”, “intend”, “designed”, “target”, “plans”, “may”, “will”, “are confident” and similar words are forward-looking statements (as such term is defined in the Private Securities
Litigation Reform Act of 1995). These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed in this proxy statement. These risks and uncertainties include, but are not limited to, those discussed in the subsection entitled “Risk Factors” under Part I, Item 1A, of our most recent
Annual Report on 10-K, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to public health crises; risks related to the organizational restructuring plan, including, but not limited to, our ability to achieve the expected savings from the plan and to fully implement the plan; risks related to consumer tastes and preferences, as well as fashion trends; the failure to protect our intellectual property; the diminished value of our brands, potentially as a result of negative publicity or unsuccessful branding and marketing efforts; delays, product recalls, or loss of revenue due to a failure to meet our quality standards; risks related to uncertainty regarding the future of international trade agreements and the United States’ position on international trade, as well as significant political, trade, and regulatory developments and other circumstances beyond our control; the roll-back of incremental tariffs imposed under the International Emergency Economic Powers Act (the “incremental tariffs”) and any additional actions taken in response to their roll-back, including tariffs imposed pursuant to Section 122 of the Trade Act of 1974 (the
“122 tariffs”); our ability to recover refunds of incremental tariff amounts or other tariff amounts paid; increased competition in the marketplace; financial difficulties for one or more of our major customers; identification of locations and negotiation of appropriate lease terms for our retail stores; distinct risks facing our eCommerce business; failure to forecast demand for our products and our failure to manage our inventory; increased margin pressures, including increased cost of materials and labor and our inability to successfully increase prices to offset these increased costs; continued inflationary pressures with respect to labor and raw materials and global supply chain constraints that have, and could continue, to affect freight, transit, and other costs;
fluctuations in foreign currency exchange rates; unseasonable or extreme weather conditions; risks associated with corporate responsibility issues; our foreign sourcing arrangements; a relatively small number of vendors supply a significant amount of our products; disruptions in our supply chain, including increased transportation and freight costs; our ability to effectively source and manage inventory; problems with our Braselton, Georgia distribution facility; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data or a failure to implement new information technology systems successfully; unsuccessful expansion into international markets; failure to comply with various laws and regulations; failure to properly manage strategic initiatives; retention of key individuals; acquisition and integration of other brands and businesses; failure to achieve sales growth plans and profitability objectives to support the carrying value of our intangible assets; our continued ability to meet obligations related to our debt; changes in our tax obligations, including additional customs, duties or tariffs; our continued ability to declare and pay a dividend;
volatility in the market price of our common stock; and the cost or effort required for our stockholders to bring certain claims or actions against us, as a result of our designation of the Court of Chancery of the State of
Delaware as the sole and exclusive forum for certain types of actions and proceedings. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The inclusion of any statement in this proxy statement does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INFORMATION
Each of our directors stands for election annually and thereafter holds office for a one-year term. At our Annual Meeting, we are asking our stockholders to elect nine proposed nominees, including the eight independent directors set forth below and Douglas C. Palladini, our Chief Executive Officer &
President.
The following table and charts show the committee assignments of each of our independent director nominees, information regarding the composition of Carter's Board of Directors (the “Board”), the
definition of skills used for our Board skills matrix, the Board skills matrix, and a chart showing the skills and experience held by the Board.

Director	Audit Committee	Compensation & Human Capital Committee	Nominating & Corporate Governance Committee	Business Transformation Committee
Rochester Anderson, Jr.		•	•
Jeffrey H. Black (1)	ℂ		•
Luis Borgen	•
Jevin S. Eagle	•			•
Mark P. Hipp	•	•		•
Stacey S. Rauch (2)		ℂ	•	•
Gretchen W. Schar (3)			ℂ
Stephanie P. Stahl		•	•	ℂ
ℂ = Chair• = Member
1.Mr. Black was appointed Chair of the Audit Committee on November 13, 2025.
2.Ms. Rauch was appointed Chair of the Compensation & Human Capital Committee on February 10, 2026.
3.Ms. Schar was appointed Chair of the Nominating & Corporate Governance Committee on November 13, 2025.

DIRECTOR SKILLS MATRIX
The Board believes that the combination of backgrounds, skills, and experiences collectively possessed by the members of the Board well-qualifies the Board to exercise oversight responsibilities on behalf of our stockholders in light of Carter's current and future strategic plans. The following tables describe the key skills and definitions of those skills, a breakdown of the number of directors that hold each skill, and the self-identified skills for each independent member of our Board nominated for election at the 2026 Annual Meeting. We use the general Board membership criteria listed in our Corporate Governance Principles, along with the desired skills and qualifications listed in the following tables, to identify, screen, and recruit director candidates and make director nomination recommendations to the full Board.

Skill	Definitions
Senior Leadership	Experience in an executive officer role
Governance	Public company board experience, including more than three years on Carter's board
Retail Industry Experience	Executive officer level experience or service on the board of directors at a retail and/or consumer products company
Consumer Strategy	Executive officer level experience in marketing, brand management, consumer insights, and brand strategy, or service on the board of directors of a retail or consumer products company
Digital / Technology
Executive officer experience with technology, digital platforms and new media, data security, and data analytics; or service on the board of directors of a digital platforms, digital media, data security, or data analytics company

Financial Expertise	Expertise with financial reporting, accounting, risk management, and capital allocation. Qualifies as an audit committee financial expert as defined under SEC and NYSE rules
HR and Talent Management	Executive or board level experience in managing large workforce and/or experience with executive compensation, employee engagement, and Chief Executive Officer (“CEO”) succession
ESG	Executive officer or board level experience with relevant environmental, social, and governance (“ESG”) matters
International Expansion	Executive officer or board level experience in managing business operations and growth in global markets
Global Supply Chain	Executive officer or board level experience with a company with global supply chain operations

SKILLS AND EXPERIENCE

Director Skills	Mr. Anderson	Mr. Black	Mr. Borgen	Mr. Eagle	Mr. Hipp	Mr. Palladini	Ms. Rauch	Ms. Schar	Ms. Stahl
Senior Leadership	●	●	●	●	●	●	●	●	●
Governance		●	●	●	●		●	●	●
Retail Industry Experience	●		●	●		●	●	●	●
Consumer Strategy				●	●	●	●		●
Digital/Technology		●	●	●	●				●
Financial Expertise		●	●					●	●
HR and Talent Management	●	●	●	●	●	●	●	●	●
ESG	●	●		●			●		●
International Expansion	●	●	●		●	●	●	●	●
Global Supply Chain	●	●		●	●	●	●	●

2026 NOMINEES FOR DIRECTOR
After considering the recommendations of the Nominating & Corporate Governance Committee, the
Board has set the number of directors at nine and nominated all current directors to stand for re-
election, except for Mr. Montgoris and Ms. Borenstein, who are not standing for re-election. The
Board believes that each of the nominees is qualified to serve as a director of Carter's and, in addition to the skills listed in the table on page 4, certain key qualifications of each nominee that were considered by the Board follow each nominee’s biographical description.
We believe that all nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.
Rochester Anderson, Jr. has over 30 years of human
resources and operational experience at various public and
private corporations, including more than 15 years of
experience leading human resource organizations and more
than 15 years of operational experience with public and
private corporations and non-profit organizations. Mr.
Anderson is currently Chief Human Resources Officer, Emory
Healthcare, which he joined in September 2022. Previously,
from February 2020 to September 2022, Mr. Anderson served
as Chief Human Resources Officer of AutoNation, Inc., a
publicly-traded company and the nation’s largest automobile
dealer with over 21,000 associates, working in over 400
locations across 18 states.
Mr. Anderson previously served as Senior Vice President,
People Solutions for the Financial Industry Regulatory
Authority, from May 2019 to February 2020, and served from
2006 to 2018 in various human resource focused and
operational roles at Cox Automotive Inc., including serving as
Chief Human Resources Officer and Executive Vice President
from 2014 to 2018. Mr. Anderson’s experience focuses on
human capital management, career development and
training, operational management, and diversity and inclusion.
Director Qualifications:
•Significant human capital management,
organizational improvement, compensation and
benefits, and executive management experience
•Valuable insights into workforce dynamics, diversity,
equity and inclusion, and executive development
•Substantial operational experience in retail and
consumer-focused businesses and inclusion, and
executive development

ROCHESTER ANDERSON, JR.
Independent Director since 2022
Age: 64
Committees:
•Compensation & Human
Capital
•Nominating & Corporate
Governance

Jeffrey H. Black served as Senior Partner and Vice
Chairman of Deloitte LLP from 2002 to 2016 and as Partner-
in-Charge of Arthur Andersen LLP’s Metro New York audit
practice from 1988 to 2002. Mr. Black has 40 years of
experience leading teams serving those firms’ largest and
most complex global clients.
Director Qualifications:
•Significant accounting, financial reporting, and
executive leadership experience, as well as valuable
insights into risk and crisis management and
oversight of publicly-traded, global businesses
•Valuable experience in cyber and information
governance oversight and has earned a Computer
Emergency Readiness Team (“CERT”) Certificate in
Cybersecurity Oversight issued by the CERT Division
of the Software Engineering Institute at Carnegie
Mellon University, as well as the National Association
of Corporate Directors master course in
Cybersecurity
JEFFREY H. BLACK
Independent Director since 2022
Age: 71
Committees:
•Audit (Chair)
•Nominating & Corporate
Governance
Other Public Company
Directorships:
•Otis Worldwide Corp. since
2020

Luis Borgen has over 25 years of finance and operational
experience at various public and private equity-backed
companies. He was the Chief Financial Officer of athenahealth,
Inc., a healthcare technology company from 2019 to 2022. Prior to that, he was Chief Financial Officer for Vistaprint, an e-
commerce company that produces marketing products for small
and microcap businesses, from 2017 to 2019. Prior to that, he served from 2012 to 2017 as Chief Financial Officer for
DAVIDsTEA Inc., a specialty tea retailer in the United States and Canada that became publicly-traded in 2015, and from
2010 to 2012 he served as Chief Financial Officer of DaVita Inc.
(“DaVita”), a publicly traded healthcare provider. Prior to DaVita,
Mr. Borgen spent 13 years at Staples, Inc. culminating in his role as Senior Vice President Finance and Chief Financial
Officer for the U.S. Retail division. Mr. Borgen began his career as an officer in the U.S. Air Force.
Director Qualifications:
•Broad experience in finance, accounting, capital
markets, investor relations, M&A and international
expansion
•Meaningful experience in the oversight of executive
compensation, risk management, and corporate
governance
•Substantial operational experience in retail and
consumer-focused businesses
LUIS BORGEN
Independent Director since
2021
Age: 56
Committee:
•Audit
Other Public Company and
Investment Company
Directorships:
•Dodge & Cox Funds
Board of Trustees (Fund
Complex Consisting of
Seven Registered
Investment Companies)
•Eastern Bankshares,
Inc., since 2016
•Synopsys, Inc., since
2022 (Not Standing for
Re-election in
Connection with
Synopsys, Inc.’s 2026
Annual Meeting)

Jevin S. Eagle  has served as Chief Executive Officer of Boston
University Hillel since 2017. From 2022 to 2025 he was also
Professor of the Practice, Strategy and Innovation and Executive
Director of Social Impact Initiatives at Boston University’s
Questrom School of Business. Mr. Eagle served as Chief
Executive Officer and director of DAVIDsTEA Inc., a specialty tea retailer in the United States and Canada, from April 2012 to April
2014. Mr. Eagle previously held several senior leadership positions at Staples, Inc. from 2002 to 2012, including Executive Vice
President, Merchandising and Marketing. Prior to joining Staples,
Inc., Mr. Eagle worked for McKinsey & Company, Inc. from 1994 to
2001, ultimately serving as a partner in the firm’s retail practice.
Director Qualifications:
•Broad experience in a number of areas as the former Chief
Executive Officer and director of DAVIDsTEA Inc. and
Executive Vice President, Merchandising and Marketing of
Staples, Inc., including retail, management,
merchandising, sourcing, strategic planning, and brand
marketing
•Valuable experience with developing strategies and
programs for teaching social impact business education,
including matters relating to environmental, social, and
governance (“ESG”) through his prior role as Professor
and Executive Director of Social Impact Initiatives for
Boston University's Questrom School of Business
•Meaningful experience in business strategy and the retail
industry provides our Board with critical insights
JEVIN S. EAGLE
Independent Director since
2010
Age: 59
Committees:
•Audit
•Business
Transformation

Mark P. Hipp has been the Chief Executive Officer of
H2IDD, an advisory firm focused on public and private
mergers and acquisitions since January 2013. From
November 2013 until April 2017, Mr. Hipp was the operating
partner at Sterling Partners, a private equity firm. Prior to that, he spent over 28 years at Hewlett Packard Enterprise
Company, most recently as Vice President & General
Manager, HP Software and Global Networking Business
Management.
Director Qualifications:
•Valuable perspective and insight with respect to
issues relating to information technology, including
cybersecurity and eCommerce, as well as global
supply chain and logistics
•Meaningful experience in strategic growth
transactions including through investments,
strategic relationships, and mergers and
acquisitions
MARK P. HIPP
Independent Director since 2018
Age: 64
Committees:
•Audit
•Business Transformation
•Compensation & Human
Capital

Douglas C. Palladini joined Carter’s on April 3, 2025 as
Chief Executive Officer & President and a member of the
Board. Mr. Palladini served as the founder and owner of
Kickstand, LLC, a consulting and advisory business
focused on brand and consumer strategy, from April 2022
until March 2025. Prior to founding Kickstand, LLC, from
June 2004 to March 2022, Mr. Palladini served in various
roles of increasing responsibility at Vans, a subsidiary of
V.F. Corporation, culminating in his role as Global Brand
President of Vans from July 2016 through March 2022.
Director Qualifications:
•Deep experience with growing brands and
consumer-driven strategies, and expertise in
creating global brand connections
•Valuable perspective as an executive with
decades of experience working in the retail and
apparel industry and operating within multiple
sales channels
DOUGLAS C. PALLADINI
Director since 2025
Age: 59

Stacey S. Rauch  is a Senior Partner Emeritus of
McKinsey & Company (“McKinsey”). Ms. Rauch was a
leader in McKinsey’s Retail and Consumer Goods
Practices, served as Head of the North American Retail
and Apparel Practice, and as Global Retail Practice
Convener. A 24-year veteran of McKinsey, Ms. Rauch led
engagements for a wide range of retailers, apparel
wholesalers, and consumer goods manufacturers in the
U.S. and internationally. Ms. Rauch was a co-founder of
McKinsey’s New Jersey office and was the first woman at
McKinsey appointed as an industry practice leader. Since
retiring from McKinsey, Ms. Rauch has served as a
member or chair of various companies’ boards.
Director Qualifications:
•Strategic leadership expertise and deep
experience in international business with a
significant focus on the retail, apparel, and
consumer goods industries
•Meaningful experience in the oversight of
executive compensation, corporate governance,
and financial reporting
STACEY S. RAUCH
Independent Director since 2022
Age: 68
Committees:
•Compensation & Human
Capital (Chair)
•Business Transformation
•Nominating & Corporate
Governance
Prior Public Company
Directorships:
•Ascena Retail Group (2017 to
2021)
•Land Securities Group PLC
(2012 to 2021)
•Fiesta Restaurant Group, Inc.
(2012 to 2023) (Chair from
2017 to 2023)
•Heidrick & Struggles
International, Inc. (2019 to
2025)

Gretchen W. Schar served as Executive Vice President
and Chief Financial and Administrative Officer of Arbonne
International LLC, a beauty and nutritional products
company, from 2011 until 2018 and from 2008 until 2011
served as Executive Vice President and Chief Financial
Officer of philosophy, inc., an international prestige
beauty brand. Prior to that, Ms. Schar spent over 30 years
at The Procter & Gamble Company in finance, general
management, and global operations roles of increasing
responsibility.
Director Qualifications:
•Broad experience in finance, accounting,
auditing and financial reporting, capital
management, investor relations, and global
operations
•Meaningful experience with strategic growth,
including mergers and acquisitions
•Significant public company board oversight
experience, including in financial and accounting
controls, public company reporting, engagement
with independent public accounting firms,
corporate governance, and executive
compensation
GRETCHEN W. SCHAR
Independent Director since 2019
Non-Executive Chair
Age: 71
Committee:
•Nominating & Corporate
Governance (Chair)
Other Public Company
Directorships:
•Cincinnati Financial Corp.
since 2002

Stephanie P. Stahl is currently a Senior Advisor and
Executive Coach at the Boston Consulting Group
(since 2022), and previously served as Global
Marketing & Strategy Officer of Coach, Inc from 2012
through 2015. She is the Founder of her investment
and advisory company Studio Pegasus LLC, which she
launched in 2015 to focus on supporting early-stage
consumer ventures. Ms. Stahl previously held
executive positions at several leading retail and
consumer products companies and served as a
Partner at The Boston Consulting Group from 1992
until 2003.
Director Qualifications:
•Significant experience in the retail/
consumer sector including experience
developing, executing, and optimizing
major change initiatives including
fundamental business transformations,
mergers and acquisitions, and post-
merger integrations
•Deep experience in marketing, data
analytics, digital strategy, sustainability,
brand building, and strategy
•Meaningful experience in the oversight of
corporate governance, investor engagement,
and ESG
STEPHANIE P. STAHL
Independent Director since 2022
Age: 59
Committees:
•Business Transformation (Chair)
•Compensation & Human Capital
•Nominating & Corporate
Governance
Other Public Company
Directorships:
•Dollar Tree, Inc., since 2018
•Newell Brands, Inc., since 2023
•Edgewell Personal Care
Company, since 2024
Prior Public Company
Directorships:
Knoll, Inc. (2013 to 2021)

BOARD LEADERSHIP STRUCTURE
Carter’s Corporate Governance Principles provide that the positions of the Board Chair and Carter’s
Chief Executive Officer may be combined if the non-management directors determine it is in the best interest of Carter's. Since January 2025, upon the retirement of the Company’s prior Chairman and
Chief Executive Officer & President, the Board has approved separating the positions. The Board currently believes that a separate Chair and Chief Executive Officer leadership structure is appropriate at this time to enable the Chief Executive Officer to focus on executing on the strategic direction and operation of the Company, while allowing the Non-Executive Board Chair to focus on day-to-day management of Board matters. However, the Board may choose to change this separation of roles if it determines to be best for the Company under the then-existing circumstances. Should the
Board Chair be held by the CEO, the Board will appoint a lead independent director as required under the Company's Corporate Governance Principles.
DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards and Carter’s Corporate Governance
Principles require a majority of Carter’s directors to be independent from Carter's and Carter’s management. For a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with Carter's. The Board considers all relevant information provided by each director regarding any relationships each director may have with
Carter's or management. As a result of this review, our Board has determined that all of our  current non-employee directors are independent and meet the independence requirements under the listing standards of the NYSE, the rules and regulations of the U.S. Securities and Exchange Commission
(the “SEC”), and Carter’s Corporate Governance Principles.
BOARD AND COMMITTEE EVALUATIONS
The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board and committee effectiveness. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the
Board believes it is functioning effectively and areas where the Board believes it can improve. The
Board and the committees may, from time to time, engage outside third parties to help with this process.
In fiscal 2025, under the leadership of Mr. Montgoris, the Nominating & Corporate Governance
Committee oversaw the Board’s annual evaluation process, which focused on the Board as a whole and each of the committees, as well as individual peer-to-peer assessments. These assessments were facilitated by Carter's legal department and included individual interviews with each director with feedback given to each director.
RETIREMENT POLICY
Our Corporate Governance Principles include a retirement policy providing that each independent director’s retirement will be automatic at the annual meeting of stockholders following such director reaching the age of seventy-five (75), and no person shall be eligible for nomination or election as an independent director after reaching the age of seventy-five (75), subject to the following exceptions:
(a)Our Board previously approved an exception for Mr. Montgoris to remain on the Board until the
2026 annual meeting; and
(b)The Board may waive this policy with respect to an individual upon the recommendation of the
Nominating & Corporate Governance Committee. A waiver may be granted on a case-by-case basis for any reasonable purpose including, but not limited to, the particular skills and experiences the director brings to the Board, the director’s past performance and ability to continue to constructively contribute going forward, and the then-current composition of the

Board. The affected director shall not participate in any vote regarding the waiver if he or she is an incumbent director.
The Board, as recommended by the Nominating & Corporate Governance Committee, may use
reasonable discretion to allow a director to serve past his or her seventy-fifth (75th) birthday in the future.

BOARD AND ANNUAL MEETINGS
Our Corporate Governance Principles require at least four regularly scheduled Board meetings each year, and each director is expected to attend each meeting. The Board held four regularly scheduled quarterly meetings during fiscal 2025; and held 16 additional special meetings to discuss business developments and the overall strategy and performance of Carter's.
In fiscal 2025, no director participated in less than 75% of the aggregate number of all the Board and applicable committee meetings that they were eligible to attend.
Although Carter's does not have a policy regarding director attendance at annual meetings of stockholders, all directors are encouraged to attend the Annual Meeting. All of the directors then standing for election attended Carter’s virtual annual meeting of stockholders in fiscal 2025.
EXECUTIVE SESSIONS
Executive sessions of non-management directors are held at least four times a year. Any non-
management director can request that additional executive sessions be scheduled. The Non-Executive
Board Chair presides at the executive sessions of non-management directors.
BOARD COMMITTEES
Our Board has the following standing committees: the Audit Committee, the Compensation & Human
Capital Committee, the Nominating & Corporate Governance Committee, and the Business
Transformation Committee (formed in September 2024). The Board may also establish other committees to assist in the discharge of its responsibilities.
All members of each committee are independent directors. Each committee operates under a written charter, a current copy of which is available on the Investor Relations section of our website at
ir.carters.com, or in print by contacting Mr. Robinson at Carter's address: 3438 Peachtree Road NE,
Suite 1800, Atlanta, Georgia 30326. In fulfilling the oversight and other responsibilities delegated by the Board, each Committee:
•provides the Board with regular reports of its activities;
•has the sole authority to retain or terminate its consultants and other advisors;
•receives appropriate funding to pay for necessary resources and administrative expenses; and
•annually evaluates its performance.

Audit Committee

The Board has determined that all members of the Audit Committee satisfy the applicable audit committee independence requirements of the NYSE and the SEC. The Board has also determined that all members of the Audit Committee are financially literate, as required under NYSE rules, and that Messrs. Black and Borgen qualify as “audit committee financial experts” as defined by applicable SEC rules.

Oversight and Other Responsibilities

- **Accounting and Financial Reporting.** Accounting and financial reporting process and review, including the integrity of our financial statements and internal controls.
- **Independent auditor.** Independent auditor engagement, qualifications, and independence.
- **Enterprise Risk Management.** Enterprise risk management programs and coordination of risk oversight with the Board and other committees.
- **Cybersecurity and Artificial Intelligence**. Oversight of our cybersecurity program and initiatives, as described in greater detail under the heading “Risk Oversight”, and oversight over artificial intelligence programs, policies, procedures, and risks (with artificial intelligence transformation matters being overseen by the Business Transformation Committee).
- **Internal Audit.** Internal audit’s function, results, and assessment of our risk management process.
- **Compliance and Ethics.** Compliance and ethics programs, monitoring, investigations, and remediation efforts, including reports of potential misconduct.
- **Tax Matters.** Positions with respect to income and other tax obligations.
- **Policy Oversight.** Policies and procedures related to the committee’s oversight areas (including auditor independence matters and related party transactions)
- **Safety**. Oversee matters related to safety (including employee and product safety).
- **Committee Report.** “Report of the Audit Committee” in this proxy statement, describing the Audit Committee’s duties and activities.

Committee Members

- Mr. Black (Chair)
- Mr. Borgen
- Mr. Eagle
- Mr. Hipp

Number of Meetings During Fiscal 2025

13

Business Transformation Committee

The Board has determined that all members of the Business Transformation Committee satisfy the independence requirements of the NYSE.

Oversight and Other Responsibilities

- **Business Transformation Oversight.** Identify and set business transformation objectives and develop strategies to achieve those objectives, including facilitating integrated planning of financial and strategic enterprise-level objectives and overseeing various phases of long-term transformation initiatives
- **Strategic Plan Development, Opportunities, and Risks.** Oversee development of Carter’s annual strategic plan, and opportunities and risks related to that plan.
- **Oversee AI Transformation Matters.** Evaluate, oversee, and facilitate the implement of transformation initiatives related to artificial intelligence technology (with governance being provided by the Audit Committee)
- **Assess Carter’s Capabilities.** Periodically assess Carter’s capabilities regarding the development, execution, and implementation of strategy.

Committee Members

- Ms. Stahl (Chair)
- Mr. Eagle
- Mr. Hipp
- Ms. Rauch

Number of Meetings During Fiscal 2025

9

Compensation & Human Capital Committee

The Board has determined that all members of the Compensation & Human Capital Committee satisfy the applicable compensation committee independence requirements of the NYSE and the SEC.

Oversight and Other Responsibilities

- **Executive Compensation.** Compensation strategy, evaluation of compensation plans, selection, and relative weightings to facilitate and align with Company's strategies.
- **CEO Compensation.** Goals, objectives, elements, and value for CEO compensation, in consultation with independent members of the Board.
- **Other Leadership Team Compensation.** Compensation elements and value for all other members of our leadership team.
- **Management Development and Succession Planning.** Senior management development, evaluation, and succession planning, including assisting the Board with non-CEO executive succession planning.
- **Say on Pay**: Review compensation discussion & analysis disclosures and say-on-pay proposal with management.
- **Board Compensation.** Compensation provided to non-employee members of the Board
- **Committee Report**. "Compensation & Human Capital Committee Report" in this proxy statement.
- **Human Capital Management.** Matters with respect to our workforce, including culture and employee engagement, broad-based compensation and benefits, growth and development, and purpose and values.
- **Compensation Risk Management.** Compensation and human capital-related risks and risks related to our compensation programs.

Committee Members

- Ms. Rauch (Chair)
- Mr. Anderson
- Mr. Hipp
- Ms. Stahl

Number of Meetings During Fiscal 2025

12

Nominating & Corporate Governance Committee

The Board has determined that all members of the Nominating & Corporate Governance Committee satisfy the independence requirements of the NYSE.

Oversight and Other Responsibilities

- **Corporate Governance.** Corporate governance structure and practices, including development and approval of corporate governance principles and overseeing compliance with those principles.
- **Sustainability & ESG Matters.** Overall approach to sustainability and ESG matters (including strategy, monitoring, and external reporting), and philanthropy and community engagement.
- **Director Succession Planning.** Director succession planning reviews and identification, screening, and recruitment of individuals qualified to become Board members.
- **Board and Committee Composition and Leadership.** Recommendations to the Board regarding the size, structure, and composition of the Board and its committees, as well as Board leadership structure.
- **Political Contributions and Lobbying.** Reviewing policies related to political contributions and lobbying.
- **Board and Committee Evaluations and CEO Succession.** Annual performance review of the Board and its Committees in consultation with the Non-Executive Chair, coordination of survey of independent directors regarding peer performance, and CEO succession matters.

Committee Members

- Ms. Schar (Chair)
- Mr. Anderson
- Mr. Black
- Ms. Rauch
- Ms. Stahl

Number of Meetings During Fiscal 2025

5

ELECTION NOMINATION PROCESS
Governance Principles
Our process for election of directors is based on the following core principles:
•All directors are elected annually.
•”Majority Voting” standard for election of directors — each director in an uncontested election must receive more votes “For” his or her election than votes “Against” in order to be elected.
•A director nominee who is not re-elected under our majority voting standard must tender his or her resignation for consideration by the Board. The Nominating & Corporate Governance
Committee is then required to make a recommendation to the Board as to whether it should accept or reject such resignation, and the Board must accept or reject the offer to resign and publicly disclose its decision within 90 days of the certification of the results of the election. In addition, pursuant to the Company's Corporate Governance Principles and the Nominating &
Corporate Governance Committee charter, the Board expects directors to ensure that their time commitments do not interfere with their duties and responsibilities as a director, and will consider a director candidate's time commitments when evaluating the potential candidate.
Board Membership Criteria and Identifying Candidates
Our Corporate Governance Principles outline the following criteria for Board membership:
•Our Nominating & Corporate Governance Committee shall include, in each director search, candidates who reflect diverse backgrounds, experiences, and points of view, including diversity of gender, race, and/or ethnicity.
•On an annual basis, the Nominating & Corporate Governance Committee shall review with the
Board the appropriate skills and characteristics required of Board members in the context of the current composition of the Board and provide an assessment of the perceived needs of the
Board at that point in time. The Nominating & Corporate Governance Committee's review may include consideration of all relevant factors, including the experience, integrity, diversity, and reputation of potential candidates.
Our leadership team and, occasionally, a third-party search firm, assist the Nominating & Corporate
Governance Committee to identify candidates using the general Board membership criteria and current desired skills described in this proxy statement and Carter's Corporate Governance Principles. In addition, the Nominating & Corporate Governance Committee considers candidates who are recommended by stockholders, other Board members, and our leadership team against those same general Board membership criteria and desired skills.
Any stockholder who wants to recommend a director candidate for the Nominating & Corporate
Governance Committee to consider nominating for the 2027 Annual Meeting should submit a written request and related information to Mr. Robinson no later than December 31, 2026, in order to allow for sufficient time to consider the recommendation. Stockholders may also nominate director candidates directly if they comply with the procedures set forth in our amended and restated bylaws (“Bylaws”), which are described in more detail in Question 23 “How do I submit a proposal or nominate a director candidate for the 2027 Annual Meeting?” on page 92.

STOCKHOLDER COMMUNICATION WITH DIRECTORS
A stockholder or other interested party may submit a written communication to the Board, the Non-
Executive Board Chair, or other individual non-management directors. The submission should be delivered to Mr. Robinson at Carter's address: 3438 Peachtree Road NE, Suite 1800, Atlanta, Georgia
30326.
The Board, the Non-Executive Board Chair, or other non-management directors may require the submitting stockholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such stockholder.
Each submission will be forwarded, without editing or alteration, to the Board, the Non-Executive Board
Chair, or individual non-management directors, as appropriate, at, or prior to, the next scheduled meeting of the Board. The Board or the Non-Executive Board Chair, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.
RISK OVERSIGHT
Oversight of the various risks we face is integral to the Board's oversight of our business. The Board, each of our committees, and management have specific roles and responsibilities with respect to those risks. Carter’s management is responsible for identifying, assessing, managing, and mitigating
Carter’s strategic, financial, operational, and compliance risks. The chart below provides an overview of the Board’s and its committees’ risk oversight responsibilities.
The Board and its committees receive updates from senior management on relevant risks and management efforts in these areas at Board and committee meetings at least annually and more frequently, as appropriate.
Cybersecurity Oversight
The Audit Committee of the Board oversees risks from cybersecurity threats, including through quarterly reports to the Audit Committee by the Company’s Chief Information Security Officer (“CISO”)
and officer overseeing the CISO and, as needed, special reports to the Audit Committee and/or the

Chairperson of the Audit Committee. The Audit Committee includes members with technology and cybersecurity experience and certifications, including a Committee member with over 28 years of experience working for Hewlett Packard Enterprise Company and a Committee member with a
Computer Emergency Readiness Team (“CERT”) Certificate in Cybersecurity Oversight issued by the
CERT Division of the Software Engineering Institute at Carnegie Mellon University and completion of the National Association of Corporate Directors Master Course in Cybersecurity.
Management plays an integral role in assessing and managing the Company’s material risk from cybersecurity risks. The assessment and management of those risks is led by the Company’s CISO, who has over 20 years of experience working in information technology, including over 10 years specifically focused on information security, infrastructure, and strategy, and implemented by the
CISO’s team, who are responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, processes and operations. The CISO leads quarterly meetings of the Company’s Security
Executive Steering Committee (the “Steering Committee”), which is composed of the Company’s Chief
Financial Officer & Chief Operating Officer and the Company’s Chief Administrative & Compliance
Officer, Corporate Secretary. The Steering Committee drives awareness, ownership and alignment across broad governance and risk stakeholder groups for effective cybersecurity risk management and reporting.
The Company’s management has implemented, and maintains, a written Incident Response Plan, which is reviewed and updated on an annual basis and includes an Incident Response Plan Executive
Committee consisting of the Company’s CISO, the executive officer overseeing the CISO, and the Chief
Administrative & Compliance Officer, Corporate Secretary. In addition, members of the CISO’s teams monitor the Company’s systems and processes and promptly report incidents as required under the
Incident Response Plan, including, but not limited to, reporting to the appropriate members of management and, as needed, the Audit Committee.
The Incident Response Plan has been developed to align with the four phases for the security handling lifecycle set forth in the National Institute for Standards and Technology Special Publication 800-61: (1)
Preparation, (2) Detection & Analysis, (3) Containment Eradication & Recovery, and (4) Post-Incident
Activity.
ESG Oversight
We believe a strong management team and governance are essential to demonstrating accountability and driving our desired results when it comes to important ESG matters, including climate change, product quality and safety, workers’ rights, product design and innovation, supply chain management, and employee engagement. The following is a high-level overview of oversight for ESG matters at our company.

More information about our ESG efforts, including our latest sustainability report, can be found at
esg.carters.com. This website and others referenced herein are not incorporated by reference into this proxy statement.
Compensation Program Risk Assessment
As part of its oversight role, the Compensation & Human Capital Committee considers the impact of our compensation program, policies and practices (both at the executive and below-executive levels)
on Carter’s overall risk profile. Specifically, the Compensation & Human Capital Committee reviews
Carter’s compensation policies and practices, discusses and reviews whether the incentive compensation arrangements promote appropriate approaches to the taking and management of risk, and, specifically, do not encourage executive officers to take unnecessary and excessive risks. We believe that our pay program provides an effective balance in cash and equity and a mix of short- and longer-term performance periods and also requires the Compensation & Human Capital Committee to approve payouts. Based on the Compensation & Human Capital Committee’s most recent review, the
Compensation & Human Capital Committee determined that the risks arising from Carter’s compensation policies and practices are not reasonably likely to have a material adverse effect on

Carter’s.
CORPORATE GOVERNANCE PRINCIPLES AND CODE OF ETHICS
Carter's is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance. Our Corporate Governance Principles and Code of Ethics
provide the structure within which our Board and management operate Carter’s. Our Code of Ethics applies to all directors and Carter’s employees. Our Corporate Governance Principles and Code of
Ethics are available in the Investor Relations section of our website at ir.carters.com or in print by contacting Mr. Robinson at Carter’s address set forth in the 2026 Notice of Annual Meeting.

PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS
The Board proposes that the following nine director nominees be elected to the Board to serve until the next annual meeting in 2027, or until his or her earlier resignation, death, or removal. Each nominee is listed below, along with their age as of the date of the Annual Meeting. For more information about each of the director nominees, including individual biographies. Please see “Board of Directors and Corporate Governance Information—2026 Nominees for Director.”

Name	Age
Rochester Anderson, Jr.	64
Jeffrey H. Black	71
Luis Borgen	56
Jevin S. Eagle	59
Mark P. Hipp	64
Douglas C. Palladini	59
Stacey S. Rauch	68
Gretchen W. Schar	71
Stephanie P. Stahl	59
The Board recommends a vote FOR the election of each of the director nominees listed above.
VOTE REQUIRED
Pursuant to our Bylaws and our Corporate Governance Principles, the number of votes properly cast “for” a director nominee must exceed the aggregate number of votes cast “against” that nominee for that nominee to be elected. Abstentions and broker non-votes will be counted towards a quorum. Abstentions and broker non-votes will not have any impact on the outcome of this vote.
Any nominee who is an existing director who does not receive a majority of votes cast “for” their election is required to tender his or her resignation for consideration by the Board. The Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept or reject such resignation. The Board, taking into account such recommendation, will decide whether to accept such resignation. The Board’s decision will be publicly disclosed within ninety (90) days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified.

COMPENSATION OF DIRECTORS
When they are initially appointed to the Board, each of our non-management directors receives a one-time restricted stock grant, equal to the value of the annual retainer, that cliff vests after three years. Thereafter, each of our non-management directors receives an annual cash retainer and an annual stock award that vests immediately upon the grant date, and each of our committee chairpersons and our Non-Executive Board Chair receives an additional annual cash retainer. Non-
management directors also receive fees for each meeting they attend.
For fiscal 2025, each director’s annual retainer was comprised of a cash payment of $90,000 and an immediately vested grant of our common stock valued at approximately $160,000. In addition to the annual retainer:
•our Non-Executive Board Chair received a $150,000 cash retainer (including a pro-rated payment of
$36,667 for Mr. Montgoris’ service as Non-Executive Board Chair through the 2025 annual meeting);
•the chairs of our Audit Committee and our Business Transformation Committee received a
$30,000 cash retainer and the chairs of our Compensation & Human Capital and Nominating
& Corporate Governance Committees each received $25,000 cash retainers; and
•each director received meeting fees of $2,500 for each regularly scheduled Board meeting, and
$1,000 for each special meeting of the Board and regularly scheduled or special meeting of the standing Board committees.
We also reimburse directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business.
Mr. Palladini received no additional compensation for serving on the Board.
The following table provides information concerning the compensation of our non-management directors serving during fiscal 2025.

FISCAL 2025 DIRECTOR COMPENSATION TABLE(a)

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)
Rochester Anderson, Jr.	$135,000	$160,003	$295,003
Jeffrey H. Black	$133,000	$160,003	$293,003
Hali Borenstein	$132,000	$160,003	$292,003
Luis Borgen	$149,000	$160,003	$309,003
Jevin S. Eagle	$180,000	$160,003	$340,003
Mark P. Hipp	$149,000	$160,003	$309,003
William J. Montgoris	$356,667	$160,003	$516,670
Stacey S. Rauch	$150,000	$160,003	$310,003
Gretchen W. Schar	$175,000	$160,003	$335,003
Stephanie P. Stahl	$202,000	$160,003	$362,003
(a)As a NEO and former management director, Mr. Casey’s compensation information is omitted from this table and presented in the
Summary Compensation Table. Similarly, as a NEO and current management director, Mr. Palladini’s compensation information is omitted from this table and presented in the Summary Compensation Table.
(b)This column reports the amount of cash compensation earned in fiscal 2025 through annual cash retainers and meeting fees.
(c)On May 15, 2025, we issued 4,409 fully vested shares of common stock to each non-management director who was a member of the Board on that date with a grant date fair value of $36.29 per share, computed in accordance with FASB ASC Topic 718. This column does not include the vesting of the one-time restricted stock grants, equal to the value of the annual retainer, that cliff-
vested in fiscal 2025 for each of Mses. Rauch and Stahl and Messrs. Anderson and Black, as the grant-date fair value of those shares of restricted stock were reported in the director compensation table for fiscal 2022 (the year of the grants).
For complete beneficial ownership information of our common stock for each director, see the information presented below the heading “Securities Ownership of Beneficial Owners, Directors, and
Executive Officers” on page 71.
Under Carter’s minimum ownership guidelines, no director may sell Carter's stock unless he or she owns shares of Carter's stock with a total market value in excess of five times his or her annual cash retainer, or $450,000, by the end of his or her sixth year of service on the Board. Each of our directors complied with these ownership guidelines in fiscal 2025.
There are no family relationships among any of the directors or our executive officers and none of our non-management directors performed any services for Carter's other than services as directors.

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND
EXPERIENCE

DOUGLAS C. PALLADINI Chief Executive Officer & President, Director Age: 59
Douglas C. Palladini  joined Carter’s on April 3, 2025 as
Chief Executive Officer & President and a member of the
Board. Mr. Palladini served as the founder and owner of
Kickstand, LLC, a consulting and advisory business focused
on brand and consumer strategy, from April 2022 until March
2025. Prior to founding Kickstand, LLC, from June 2004 to
March 2022, Mr. Palladini served in various roles of
increasing responsibility at Vans, a subsidiary of V.F.
Corporation, culminating in his role as Global Brand President of Vans from July 2016 through March 2022.

RICHARD F. WESTENBERGER Chief Financial Officer & Chief Operating Officer, former Interim Chief Executive Officer Age: 57
Richard F. Westenberger  joined Carter’s in 2009 as
Executive Vice President & Chief Financial Officer and was
appointed Senior Executive Vice President, Chief Financial
Officer & Chief Operating Officer in March 2024. He
concurrently served as Interim Chief Executive Officer from
January 2025 to April 2025 and was named Chief Financial
Officer & Chief Operating Officer in May 2025. Mr.
Westenberger’s responsibilities in his role as Senior Executive
Vice President, Chief Financial Officer & Chief Operating
Officer include management of Carter’s finance, enterprise
risk management, information technology, real estate, and
internal audit functions. Prior to joining Carter’s, Mr.
Westenberger served as Vice President of Corporate Finance
and Treasurer of Hewitt Associates, Inc. from 2006 to 2008.
From 1996 to 2006, Mr. Westenberger held various senior
financial management positions at Sears Holdings
Corporation and its predecessor organization, Sears,
Roebuck and Co. (collectively, “Sears”), including Senior Vice
President & Chief Financial Officer of Lands’ End, Inc., Vice
President of Corporate Planning & Analysis, and Vice
President of Investor Relations. Prior to Sears, Mr.
Westenberger was with Kraft Foods, Inc. He began his career
at Price Waterhouse LLP, a predecessor firm to
PricewaterhouseCoopers LLP, and is a certified public
accountant.

SARAH J. CROCKETT Chief Marketing Officer Age: 43
Sarah J. Crockett  joined Carter's in June 2025 as Chief
Marketing Officer. From June 2024 to June 2025, Ms. Crockett
was with Designer Brands Inc., serving as Chief Marketing
Officer of DSW Designer Shoe Warehouse. From October
2023 to June 2024, she was with Nature's Sunshine Products,
Inc., serving as Global Chief Marketing Officer. From May
2022 to October 2023, Ms. Crockett served as Global Chief
Marketing Officer at Dickies, a V.F. Corporation brand. Ms.
Crockett was with Backcountry.com, serving as Chief
Marketing Officer from June 2020 to May 2022. Ms. Crockett
also has held leadership positions at other specialty retail brands including Burton Snowboards, REI, Vans, and Lucky
Brand.

JULIE A. D'EMILIO Chief Sales Officer Age: 59
Julie A. D’Emilio  joined Carter’s in 2006 as Vice President of Sales. Ms. D’Emilio was named Senior Vice President of
Sales in 2013, Executive Vice President, Sales in 2016,
Executive Vice President, Global Sales in 2020, and Chief
Sales Officer in 2025. Prior to joining Carter's, Ms. D’Emilio was with Calvin Klein Jeans, a division of The Warnaco
Group, Inc., in various management positions, including
Executive Vice President of Juniors’ and Girls, and Vice
President of the Women’s Division. Ms. D’Emilio began her
career with Liz Claiborne Inc. and also worked for London
Fog Industries, Inc. and Jones Apparel Group, a
predecessor of The Jones Group, Inc.

EMILY D. EVERT Chief Strategy Officer Age: 38
Emily D. Evert  joined Carter’s in August 2025 as Chief
Strategy Officer. Prior to joining Carter’s, Ms. Evert served as a Managing Director and Partner at The Boston Consulting
Group, Inc. from September 2021 through July 2025, and
prior to that served in various roles at AlixPartners, LLP from
January 2014 to September 2021, including as a Director from
January 2017 through September 2021. Ms. Evert began her
career with Alvarez & Marsal Holdings LLC.

ALLISON PETERSON Chief Retail & Digital Officer Age: 51
Allison Peterson  joined Carter’s in July 2024 as Executive
Vice President, Chief Retail & Digital Officer and was named
Chief Retail & Digital Officer in 2025. From 2004 to 2023, Ms.
Peterson was with Best Buy Co., Inc. (“Best Buy”), serving most recently as Executive Vice President, Chief Customer Officer with responsibilities for strategy, customer experience and
insights, marketing, and loyalty. Her previous management
positions at Best Buy included Senior Vice President, Chief
Customer & Marketing Officer, President, E-Commerce, and
Vice President, Category Marketing, Brand Strategy & Planning.
Prior to Best Buy, Ms. Peterson worked for Target Corporation in merchandising and planning roles of increasing responsibility.

ANTONIO D. ROBINSON Chief Administrative & Compliance Officer, Corporate Secretary Age: 54
Antonio D. Robinson joined Carter’s in 2010 as Vice
President, Associate General Counsel. Mr. Robinson was
named Vice President, Deputy General Counsel & Chief
Compliance Officer in 2019, Senior Vice President, Corporate
Social Responsibility in 2020, Senior Vice President, General
Counsel, Secretary, Corporate Social Responsibility & Chief
Compliance Officer in 2023, Chief Legal & Compliance Officer
and Secretary in 2025, and Chief Administrative & Compliance
Officer, Corporate Secretary in 2026. Prior to joining Carter’s,
Mr. Robinson was a shareholder and attorney in private
practice in the Atlanta office of Littler Mendelson P.C.

KAREN G. SMITH Chief Supply Chain Officer Age: 59
Karen G. Smith  joined Carter’s in 2022 as Executive Vice
President, Supply Chain and was named Chief Supply Chain
Officer in 2025. From 2019 to 2022, Ms. Smith was with
Kontoor Brands, inc. (“Kontoor”), serving most recently as
Executive Vice President of Supply Chain and previously as
Vice President of Global Supply Chain Operations, a role she assumed after Kontoor’s 2019 spinoff from V.F. Corporation.
From 2014 to 2019, she was with V.F. Corporation in various
management positions, including Vice President, Supply Chain
Operations, Americas East. Prior to V.F. Corporation, Ms.
Smith worked for Jockey International in supply chain
leadership roles of increasing responsibility.

David B. Tichiaz Chief Brand Officer Age: 44
David B. Tichiaz  joined Carter’s in January 2026 as Chief
Brand Officer. From May 2023 to November 2025, Mr.
Tichiaz was with Stance, Inc., a sock and apparel lifestyle
brand, serving initially as President and subsequently as
Chief Executive Officer. Prior to Stance, from 2006 to 2023, he served in various roles of increasing responsibility at
Vans, a subsidiary of V.F. Corporation, culminating in his
role as Vice President / General Manager, Americas from
February 2020 to March 2023. Mr. Tichiaz began his career
at Nordstrom, Inc.

COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding
Carter’s executive compensation program and practices. This CD&A covers a variety of topics, including Carter’s compensation philosophy regarding executive compensation, the role of our
Compensation & Human Capital Committee (also referred to in this CD&A as the “Committee”), in setting the compensation of our executive officers, including our Named Executive Officers (“NEOs”), and our executive compensation decisions for fiscal 2025.
Our NEOs (with their titles as of the filing of this proxy statement) for fiscal 2025 were:

NEO	Position
Douglas C. Palladini[1]	Chief Executive Officer & President, Director
Richard F. Westenberger[2]	Chief Financial Officer & Chief Operating Officer
Emily D. Evert[3]	Chief Strategy Officer
Allison M. Peterson	Chief Retail & Digital Officer
Karen G. Smith	Chief Supply Chain Officer
Michael D. Casey[4]	Former Chairman, Chief Executive Officer & President
Kendra D. Krugman[5]	Former Chief Product Officer
1 Mr. Palladini joined Carter’s as Chief Executive Officer & President on April 3, 2025. Mr. Westenberger served as Interim
Chief Executive Officer from January 2025 until the appointment of Douglas C. Palladini as Chief Executive Officer and
President on April 3, 2025.
2 Mr. Westenberger also served as Interim Chief Executive Officer from January 2025 until the appointment of Mr. Palladini as
Chief Executive Officer & President on April 3, 2025.
3 Ms. Evert joined Carter’s in August 2025.
4 Mr. Casey ceased serving as an officer and director of Carter’s in January 2025, and after serving in an advisory capacity from January 2025 through February 28, 2025, retired from Carter’s.
5 Ms. Krugman departed Carter’s in October 2025.
Fiscal 2025 was a year of significant change for the Company, as it welcomed a new Chief Executive
Officer & President (Douglas C. Palladini) upon the retirement of its long-serving Chairman, Chief
Executive Officer & President (Michael D. Casey), as well as a new Chief Strategy Officer (Emily D.
Evert) and a new Chief Marketing Officer (Sarah J. Crockett).
OVERVIEW OF EXECUTIVE COMPENSATION PROCESS FOR FISCAL 2025
This CD&A presents information regarding the Committee’s consideration of Carter’s performance in
2025 and related compensation decisions.
Consistent with previous years, the Committee approved Carter’s compensation programs and final target metrics in the first quarter of 2025, based on forecasted financial results for the fiscal year. The
Committee considered various factors in determining the design of Carter’s compensation programs for 2025, including the overarching goal of returning the Company to topline growth while maintaining profitability, strategic objectives to position the Company for additional growth, and uncertainty from the potential impact of tariffs. At the time the Committee approved the final target metrics, the
Committee also took into account the recent retirement of the Company’s Chairman of the Board,
Chief Executive Officer & President, as well as the expected appointment of a new Chief Executive
Officer & President.

2025 CARTER’S PERFORMANCE HIGHLIGHTS
The following provides key performance highlights for 2025, which reflects meaningful progress in stabilizing our business while managing through a challenging tariff environment and international uncertainty. Unless otherwise stated, comparisons are to fiscal 2024 and include both GAAP financial measures and adjusted, non-GAAP financial measurements. We believe the non-GAAP adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational pay-related purposes only. See the Appendix to this Proxy Statement for additional disclosures and reconciliations regarding these non-GAAP financial measures.
Unless otherwise stated, comparisons are to fiscal 2024.
•Consolidated net sales increased $54.3 million, or 1.9%, to $2.90 billion.
•Consolidated gross profit decreased $50.5 million, or 3.7%, to $1.31 billion, and consolidated gross margin decreased 260 bps to 45.4%.
•Consolidated operating income decreased $110.8 million, or 43.5%, to $143.9 million. Adjusted operating income, a non-GAAP financial measure, decreased $110.6 million, or 38.6%, to
$176.0 million.
•Diluted net income per common share decreased $2.59, or 50.6%, to $2.53, and adjusted diluted net income per common share, a non-GAAP financial measure, decreased $2.34, or
40.3%, to $3.47.
•Inventories increased $42.3 million, or 8.4%, to $544.6 million, driven by incremental tariff-
related costs.
•As a result of our strong financial position and available liquidity, we returned $56.4 million in cash dividends to stockholders in fiscal 2025.

EXECUTIVE COMPENSATION HIGHLIGHTS FOR FISCAL 2025
The Committee believes that our executive compensation program is appropriately designed to attract and retain superior executive talent and drive performance.
Reflective of this belief, approximately 94% of the votes cast at our 2025 Annual Meeting of stockholders, were in favor of the advisory vote to approve executive compensation (“say-on-pay”).
While this vote was non-binding, the Committee carefully considered the result of the say-on-pay vote in the context of our overall compensation philosophy, policies, and related decisions. After reflecting on the say-on-pay vote, the Committee decided that no material changes to Carter's compensation philosophy were necessary. At the 2026 Annual Meeting, we will have an annual advisory vote to approve executive compensation (Proposal Number Two). The Committee plans to continue to consider the results from this year’s vote and future advisory votes on executive compensation.
We believe our pay for performance compensation philosophy is demonstrated by the alignment of actual pay with our performance. For example, in 2025, the Committee did not approve any base salary increases for the executive officers who were with the Company at the time of such approval.
As described more fully in this CD&A, the Committee took the following actions, among others, with respect to fiscal 2025 compensation for our NEOs:
•structured annual incentive compensation for fiscal 2025 to consist of three performance metrics, weighted as follows: (1) net sales (30%); (2) operating income (with attainment to be measured based on adjusted results as reported to stockholders) (35%); and (3) strategic objectives (30%), consisting of the following: (a) execute concept-to-consumer transformation initiative; (b) deliver best-in-class direct to consumer experience (both in our stores and online); and (c) develop a strategy to realize off-price channel opportunities with retailers;
•as a result of the then-ongoing search for a new CEO and ongoing business transformation initiatives, and to help attract new talent, approved new equity awards consisting of time-based restricted stock vesting annually over four years. This represented a one-year pause on the grant of performance-based restricted stock, and for 2026, the Committee has approved equity awards to its executive officers consisting of a split of 60% performance-based restricted stock and 40% time-based restricted stock;
•reviewed the peer group as a source of comparative compensation data for fiscal 2025, and determined that the existing peer group remained appropriate with no necessary adjustments
(the Committee did, however, modify the peer group in late 2025 with respect to 2026 compensation decisions, as described more fully below); and
•benchmarked compensation for all executive officers, including the NEOs, using a combination of proxy disclosures by Carter's peer group and retail industry survey data, and concluded that no changes to overall compensation structure and amounts were needed.
COMPENSATION GOVERNANCE
The Committee and the Board have established executive compensation-related policies and procedures, including those discussed below, that they believe are appropriate for Carter's and its stockholders in light of the sector  in which Carter's operates, its business model, and its financial and operational performance.

  What We Do:                                                                  What We Do Not Do:
•Align Pay with Carter’s Performance: A
significant portion of our NEOs’ total direct
compensation is linked to Carter's performance
in the form of annual incentive compensation
and long-term equity compensation tied to
performance criteria (with the exception of 2025
in light of the then-ongoing CEO transition,
ongoing business transformation initiatives, and
the need to attract new talent).
•Retain an Independent Compensation
Consultant: The Committee retains an independent
consultant to advise it on executive and director
compensation matters and to help analyze
comparative compensation data to confirm that the
design and pay levels of our compensation program
are consistent with market practices.
•Utilize Stock Ownership Guidelines: We have
minimum stock ownership guidelines for our
executive officers to encourage them to maintain a
meaningful equity interest in Carter's in order to
align their interests with those of our stockholders.
•Prohibit Dividend Payments on Unvested
Awards and Require One-Year Minimum
Vesting: As described more fully in the proposal
to amend our Equity Incentive Plan (the “Equity
Incentive Plan Proposal”), if approved by
stockholders, our Amended and Restated Equity
Incentive Plan would prohibit the payment of
dividends on unvested awards and would require
a minimum vesting period of one year (subject to
a 5% exemption).
•Have Double-Trigger Cash Severance
Arrangements in the Event of a Change of
Control: In the event of a change of control, our
severance agreements with our NEOs provide for
cash severance benefits to be paid only if there is
a qualifying termination within a set period of time
following the change of control.
•Our Equity Incentive Arrangements Include
Double-Trigger Provisions and Mandatory
Clawback Provisions: Beginning in fiscal 2024,
Carter's equity awards include double-trigger
change of control provisions, as well as mandatory
clawback provisions consistent with the
requirements of Rule 10D-1 under the Securities
Exchange Act of 1934, as amended (the
“Exchange Act”), related NYSE listing standards,
and our Clawback policy.
•No Guaranteed Annual Salary Increases or
Guaranteed Bonuses
•No Re-Pricing of Stock Options
•No Hedging, Pledging, or Short Sales of
Company Stock
•No Special Perquisites Provided to Our NEOs
•No Equity Grants Below 100% Fair Market Value
•No Annual Equity Grants or Trading During
Closed Insider Trading Windows

COMPENSATION STRUCTURE AND DETERMINATION
Our compensation philosophy is to set our NEOs’ total direct compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment. Carter’s compensation program for our NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of our NEOs’
total direct compensation to Company performance and stockholder value creation in the form of annual cash incentive compensation and long-term equity incentive compensation.
The principal components of the compensation structure for our NEOs are:
•base salary;
•annual cash incentive compensation; and
•long-term equity incentive compensation.
Together, we refer to these three components as “total direct compensation.”
GENERAL
In setting a total direct compensation target for each NEO, the Committee considers both objective and subjective factors set forth below. The Committee also reviews total direct compensation, and its individual components, at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in our peer group and a broader retail survey, in order to assess where the compensation it sets falls relative to market practices.
In setting compensation of Carter's NEOs, the Committee considered multiple objective and subjective factors, including:
•the nature and scope of each executive officer’s responsibilities;
•comparative compensation data for executive officers in similar positions at companies in our peer group and a broader retail survey;
•each executive officer’s experience, performance, and contribution to Carter's;
•Carter’s performance;
•prior equity awards and potential future earnings from equity awards;
•retention needs; and
•any other factors the Committee deems relevant.
BASE SALARY
When setting base salaries for our NEOs, the Committee considers the objective and subjective factors set forth above and also reviews base salaries at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in our peer group and a broader retail survey, as appropriate.
ANNUAL CASH INCENTIVE COMPENSATION
Carter’s makes annual cash incentive compensation (through the Carter's, Inc. Amended and
Restated Annual Incentive Compensation Plan, the “Incentive Compensation Plan”) a significant component of our NEOs’ targeted total direct compensation in order to motivate our executive officers to meet and exceed Carter’s annual operating plans. For each NEO, the Committee approves target annual cash incentive compensation as a percentage of such NEO’s base salary. In establishing these annual cash incentive compensation targets, the Committee considers our NEOs’ potential total direct compensation in light of Carter’s compensation philosophy and comparative compensation data.
The Committee has the discretion to reduce or not to award annual cash incentive compensation, even if Carter’s achieves its financial performance targets, and to take into account personal performance in determining the percentage of each NEO’s annual cash incentive compensation to be paid, if any. This discretion, however, was not exercised by the Committee to reduce or not to award annual cash incentive compensation in fiscal 2025. Furthermore, the Board has adopted a clawback policy, consistent with the requirements of Rule 10D-1 under the Exchange Act and the related NYSE listing standards (referred to in this proxy statement as the “clawback policy”), that requires an executive officer (as defined in the clawback policy) to repay or return erroneously awarded compensation in the event of an accounting restatement of previously-reported financial results.
LONG-TERM EQUITY INCENTIVE COMPENSATION
The Carter’s, Inc. Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) allows for various types of equity awards, including stock options, restricted stock (both time and performance-based), restricted stock units (structured as deferred restricted stock), stock appreciation rights, and deferred stock. Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility.
Historically, the Committee has awarded a combination of time and performance-based restricted stock and time-based restricted stock units (structured as deferred restricted stock), although it varied this practice in 2025 due uncertainty related to the then-ongoing CEO transition, ongoing business transformation initiatives, and to attract new talent, and the Committee may choose to use other forms of equity awards in the future.
All awards under our Equity Incentive Plan must be approved by the Committee. The Committee determines the type, timing, and amount of equity awards granted to each of our NEOs after considering their previous equity awards, base salary, and target annual cash incentive compensation in light of Carter’s compensation philosophy. The Committee also considers the comparative compensation data in our peer group and, as needed, a broader retail survey, and our desire to retain and motivate our NEOs and to align their goals with the long-term goals of our stockholders.
The Committee’s practice is to approve equity grants at regularly scheduled meetings, but may also make equity grants at special meetings or by unanimous written consent, and could select a date subsequent to a regularly scheduled meeting on which to grant equity awards. The Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor does Carter's time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During fiscal 2025, the Company did not grant stock options (or similar awards) to any executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information. More broadly, the Company has not awarded stock options (or similar awards) since fiscal 2018.
In considering the value of equity awards, we calculate the value of time-based and performance-based restricted stock awards using the closing price of our common stock on the date of grant.
Effective February 15, 2024, Carter's amended its Equity Incentive Plan to include double-trigger change of control provisions to more closely-align Carter's pay practices with market practice. Effective with equity award grants in fiscal 2024, the vesting of the awards will be accelerated if either (1)  the surviving entity does not provide replacement awards that meet criteria as set forth in the Equity
Incentive Plan or, if applicable, the award agreement (referred to as “qualifying replacement awards”), or (2) the surviving entity provides qualifying replacement awards, but there is a termination of employment for cause or resignation for good reason (as defined in the Equity Incentive Plan) within two years after the change in control.
In addition, the Equity Incentive Plan was amended to include mandatory clawback provisions consistent with the requirements of Rule 10D-1 under the Exchange Act, related NYSE listing standards, and Carter’s clawback policy. Under the Equity Incentive Plan, and consistent with Carter’s clawback policy, the executive is required to repay or return erroneously awarded compensation in the event of an accounting restatement of previously-reported financial results. No other changes were made to the Equity Incentive Plan, including to the maximum number of shares that may be delivered under the Equity Incentive Plan.
Effective February 19, 2026, Carter’s amended its Equity Incentive Plan to increase the number of shares available for issuance under the plan as well as to remove the fungibility provisions in the share reserve, to require that dividends and dividend equivalents be subject to the same vesting conditions as the underlying awards, and to add a minimum vesting requirement such that awards generally may not vest prior to the one-year anniversary of the grant date. The effectiveness of the amendment is subject to stockholder approval and is more fully described in the Equity Incentive Plan Proposal.
ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE, INDEPENDENT
CONSULTANT, AND MANAGEMENT
The Committee sets the total direct compensation of our NEOs, as well as the financial performance targets for our NEOs’ annual cash incentive compensation and vesting terms for their equity awards, including performance-based awards.
For fiscal 2025, the Committee engaged Meridian Compensation Partners, LLC, an independent compensation consultant (“Meridian”), to advise it on executive and director compensation matters.
Meridian informs the Committee on market trends, as well as regulatory issues and developments and how they may impact Carter’s executive compensation program. Among other things, Meridian also:
•participates in the design of the executive compensation program to help the Committee evaluate the linkage between pay and performance;
•reviews market data and advises the Committee regarding the compensation of Carter’s executive officers; and
•reviews and advises the Committee regarding director compensation.
Meridian serves at the discretion of the Committee and regularly attends executive sessions with the
Committee at which management is not present. At the direction of the Committee, our Chief
Executive Officer works with Meridian to review comparative compensation data and makes recommendations for base salary, annual cash incentive compensation, and long-term equity incentive compensation for our NEOs, other than himself. Compensation for our Chief Executive
Officer is set by the Committee, without any involvement by the Chief Executive Officer and reflecting feedback provided by Meridian to the Committee.

The Committee has assessed the independence of Meridian pursuant to applicable NYSE and SEC rules and has determined that it is independent, and the work provided by it did not raise a conflict of interest.
PEER GROUP ANALYSIS AND RETAIL SURVEY
To assess the market competitiveness of our NEOs’ compensation, the Committee and management review data provided by Meridian from two sources: our peer group and, as needed, a broader retail survey.
The Committee has established a peer group, which is generally comprised of companies in the retail or wholesale sectors which primarily conduct business in apparel or related accessories, sell products under multiple brands through retail stores and online, and have net sales generally between one-half and two times Carter's net sales.
In setting fiscal 2025 compensation, our peer group was comprised of the following fifteen companies:

Abercrombie & Fitch Co.	Kontoor Brands, Inc.
American Eagle Outfitters, Inc.	Levi Strauss & Co.
The Children's Place, Inc.	Oxford Industries, Inc.
Columbia Sportswear Company	Tapestry, Inc.
G-III Apparel Group, Ltd.	Under Armour, Inc.
Gildan Activewear, Inc.	Urban Outfitters, Inc.
Guess?, Inc.	Victoria's Secret & Co.
HanesBrands Inc.
The Committee, with the advice of Meridian, also uses select information from a broader retail survey
(that includes apparel and related products retailers or department stores which primarily sell apparel and related products) for executive compensation market assessment in order to supplement compensation data provided by the peer group analysis that may not be adequately represented in the data that is available from our peer group.
In October 2025, the Committee conducted its annual review of the Company’s peer group and approved changes to the peer group for purposes of determining 2026 compensation for the
Company’s executive officers. As revised, the new peer group for the Company with respect to 2026 compensation decisions is as follows:

Caleres, Inc.	Levi Strauss & Co.
Canada Goose Holdings Inc.	Oxford Industries, Inc.
Crocs, Inc.	Ralph Lauren Corporation
Columbia Sportswear Company	Steve Madden, Ltd.
G-III Apparel Group, Ltd.	Tapestry, Inc.
Genesco Inc.	Under Armour, Inc.
Kontoor Brands, Inc.	Yeti Holdings, Inc.
Lands’ End, Inc.

2025 TOTAL DIRECT COMPENSATION
During fiscal 2025, the Committee reviewed compensation data from our peer group and, as needed, a broader retail survey, and compared that data to the compensation of our NEOs, in connection with approving total direct compensation for 2025. In setting total direct compensation for 2025, the
Committee also considered the various factors noted earlier in this CD&A.
The components of total direct compensation are discussed more fully below.
2025 BASE SALARY
In February 2025, the Committee approved no change in the base salaries for each of our NEOs employed with the Company at the time. The base salary rate for each NEO for fiscal 2025 is set forth below.

Executive	2024 Base Salary	2025 Base Salary	% Change
Douglas C. Palladini[1]	N/A	$1,200,000	N/A
Richard F. Westenberger[2]	$775,000	$775,000	—%
Emily D. Evert[3]	N/A	$650,000	N/A
Allison M. Peterson	$750,000	$750,000	—%
Karen G. Smith	$595,000	$595,000	—%
Michael D. Casey[4]	$1,340,000	$1,340,000	—%
Kendra D. Krugman[5]	$775,000	$775,000	—%
1 Mr. Palladini joined Carter’s in April 2025.
2 In addition to serving as Chief Financial Officer and Chief Operating Officer during 2025, Mr. Westenberger served as Interim
Chief Executive Officer & President from January 5, 2025 through April 3, 2025. In connection with his service as Interim Chief
Executive Officer & President, Mr. Westenberger received additional cash and equity compensation, including an additional cash stipend of $110,000 per month.
3 Ms. Evert joined Carter’s in August 2025.
4 Mr. Casey left Carter’s in February 2025.
5 Ms. Krugman departed Carter’s in October 2025.
2025 ANNUAL CASH INCENTIVE COMPENSATION
In February 2025, the Committee set the following fiscal 2025 annual cash incentive compensation targets for our NEOs:
•100% of base salary for Mr. Westenberger (an increase from 85% in 2024 to align his target percentage with increased responsibility assumed by Mr. Westenberger and the market based on benchmarking results)
•85% of base salary for Ms. Krugman (unchanged from 2024); and
•75% of base salary for Mses. Peterson and Smith (unchanged from 2024)
The above targets were determined based on each NEO’s responsibilities, expected contribution and market data.
No fiscal 2025 annual cash incentive compensation target was set for Mr. Casey, as he retired from
Carter’s in February 2025.

Upon Mr. Palladini joining Carter’s in April 2025, the Committee set Mr. Palladini’s fiscal 2025 annual incentive Compensation as 150% of his base salary, and upon Ms. Evert joining Carter's in August
2025, the Committee set the fiscal 2025 annual cash incentive compensation target as 75% of her base salary.
In light of the Company’s overarching goal of returning to growth in net sales while maintaining profitability, while also positioning the Company for additional growth in the future, management recommended, and the Committee approved, a 2025 annual cash incentive compensation structure that included the following metrics and objectives:
•net sales (weighted at 35%), as may be adjusted for the impacts of foreign exchange rate fluctuations;
•operating income (weighted at 35%) (with attainment to be based on adjusted results as reported to stockholders); and
•strategic objectives (weighted at 30%), which consisted of the following objectives: (a) execute concept-to-consumer transformation initiative; (b) deliver best-in-class direct to consumer experience (both in the fleet and online); and (c) develop a strategy to realize off-price channel opportunities with retailers.
The Committee selected net sales, operating income (as it may be adjusted and reported to stockholders), and strategic objectives as performance metrics because it believes these metrics are key measures that align with the interests of our stockholders, namely growth, profitability, and strategic objectives related to positioning the Company for additional growth in the future. As described below, our NEOs could have earned from 0% to 150% of their target annual cash incentive compensation in fiscal 2025 based upon Carter’s achievement of net sales and operating income (as it may be adjusted)
financial performance metrics and the strategic objectives metric. In light of ongoing uncertainty regarding the CEO transition, the Company set the target performance metrics under the 2025 annual incentive plan below the actual performance for 2024 but also set a lower maximum payout (150% for
2025 vs. 200% for 2024). In making these determinations, the Committee focused on metrics and objectives that the Committee believed would help position the Company to return to growth, while also balancing reasonable goal setting with historical performance levels.
The payment grid for the 2025 annual incentive compensation program is set forth below.
2025 ANNUAL CASH INCENTIVE COMPENSATION — PERFORMANCE METRICS

	Net Sales (35%) (in millions)	Adj. Operating Income (35%) (in millions)[1]	Strategic Objectives (30%)
25% of Target (Threshold Performance)	$2,659	$153	N/A
100% of Target (Target Performance)	$2,830	$196	N/A
150% of Target (Maximum Performance)	$2,985	$235	N/A
Fiscal 2025 Performance[2]	$2,882	$176.0	N/A
1 See the Appendix to this Proxy Statement for a reconciliation of Adjusted Operating Income to its most directly comparable
GAAP measure, Operating Income.
2 Fiscal 2025 Net Sales reflect a reduction of $16 million from actual Net Sales of $2,898 million for fiscal 2025 for the impact of foreign exchange fluctuations.

In January 2026, the Committee determined that based on Carter's performance noted above, as well as the achievement of 75% of the strategic objectives, Carter's achieved an overall performance at 91%
of target, with the payouts to our NEOs as follows:

	Annual Cash Incentive Compensation Targets ($)	Annual Cash Incentive Compensation Actually Paid at 91% of Target ($)
Douglas C. Palladini[1]	$1,346,300	$1,225,200
Richard F. Westenberger	$775,000	$705,300
Emily D. Evert[2]	$487,500	$443,700
Allison M. Peterson	$562,500	$511,900
Karen G. Smith	$446,250	$406,100
Michael D. Casey[3]	$—	$—
Kendra D. Krugman[4]	$530,600	$482,900
1 Mr. Palladini joined Carter's in April 2025 and received a pro-rated payment based on the number of days of service in 2025.
2 Ms. Evert received a payment based on a full-year of service pursuant to the offer letter entered into with Ms. Evert prior to her joining Carter’s, in recognition of her seconded work performed for Carter’s during fiscal 2025.
3 Mr. Casey retired from Carter's in February 2025 and did not receive any 2025 annual cash incentive compensation.
4 Ms. Krugman departed from Carter's in October 2025 and received a pro-rated payment based on the number of days of service in 2025.

2025 LONG-TERM EQUITY INCENTIVE COMPENSATION
We provide long-term equity incentive awards to our NEOs under our Equity Incentive Plan to balance the short-term focus of the annual cash incentive program by tying a significant portion of total compensation to stock-price performance achieved by the Company over multi-year periods.
AWARD MIX
In fiscal 2025, the Committee approved 100% time-based restricted stock grants (which vest over four years in 25% increments on the annual anniversary of the grant date). These grants reflect a one-year pause from our historical practice of awarding a combination of time-based and performance- based restricted stock to Carter’s NEOs and reflect the Company’s overall goal of returning the Company to baseline revenue growth and focusing the attention of our executive officers of strategic objectives designed to position the Company for additional growth in the future.
FISCAL 2025 LONG-TERM EQUITY INCENTIVE AWARD OPPORTUNITIES
Each NEO's annual equity grant is determined based on his or her performance, market pay data, and considerations of the competitiveness of their overall compensation package. Based on these factors, for fiscal 2025 the Committee determined to grant long-term equity incentive awards to the NEOs with the aggregate grant date fair value shown below.
In connection with Mr. Palladini joining Carter’s in April 2025, he received a grant of equity that consisted of 50% restricted stock that vests in four equal increments over a four-year period, and 50% performance-
based restricted stock that will be earned upon achieving certain share price hurdles for 20 consecutive trading days over a three-year performance period.

NEO	2025 Long-Term Equity Incentive Award
Douglas C. Palladini[1]	$4,955,424
Richard F. Westenberger[2]	$1,900,195
Emily D. Evert[3]	$2,000,092
Allison M. Peterson	$650,035
Karen G. Smith	$750,080
Michael D. Casey[4]	$—
Kendra D. Krugman[5]	$1,000,106
1 While Mr. Palladini’s grants he received upon joining Carter’s had a target value of $7 million based on the closing price of the
Company’s common stock on the date of grant, because 50% of the grant consisted of performance-based restricted stock that is valued based on a Monte-Carlo simulation, the aggregate grant date fair value of the award was $4,955,424.
2 In connection with Mr. Westenberger’s service as Interim Chief Executive Officer, in addition to Mr. Westenberger’s annual grant of restricted stock (vesting over four years in 25% increments on the annual anniversary of the grant date), Mr. Westenberger received (1) a $300,000 quarterly award (for the first quarter of fiscal 2025) and (2) a $100,000 quarterly award (for a portion of the second quarter of 2025) for his service as Interim Chief Executive Officer. The quarterly awards vest on the one-year anniversary of the grant date, but are subject to accelerated vesting if Mr. Westenberger is terminated without “Cause” or resigns for “Good Reason” (each as defined in Mr. Westenberger’s Amended and Restated Severance Agreement), or upon his death or disability.
3 In connection with Ms. Evert joining Carter’s in August 2025, she received an award of time-based restricted stock that vests over four years in 25% increments on the annual anniversary of the grant date.
4 Mr. Casey retired from Carter's in February 2025 and did not receive any long-term equity incentive awards in 2025.
5 Ms. Krugman departed from Carter's in October 2025 and subsequently forfeited her annual award of restricted stock which was granted in February 2025.

COMPLETED PERFORMANCE SHARE AWARD CYCLES
The final measurement period for the fiscal 2023 to fiscal 2025 cycle for performance share awards
(“PSAs”) was completed as of the end of fiscal 2025. A summary of the net sales and adjusted earnings per share (“EPS”) metrics are below, and as indicated in the table, a 37% attainment was certified by the
Committee for these PSAs.
Fiscal 2023 to Fiscal 2025

PSA Metric	Threshold	Target	Maximum	Actual	Payout %
Net Sales (50% weighting) (in millions)	•2023: $2,840 •2024: 1% growth in actual 2023 net sales •2025: 1% growth in actual 2024 net sales	•2023: $3,021 •2024: 6% growth in actual 2023 net sales •2025: 5% growth in actual 2024 net sales	•2023: $3,213 •2024: 8% growth in actual 2023 net sales •2025: 8% growth in actual 2024 net sales	•2023: $2,946 •2024: $2,844 •2025: $2,898	47%
Adjusted EPS (50% weighting)	•2023: $5.63 •2024: 4% growth in actual 2023 adjusted EPS •2025: 4% growth in actual 2024 adjusted EPS	•2023: $6.40 •2024: 11% growth in actual 2023 adjusted EPS •2025: 12% growth in actual 2024 adjusted EPS	•2023: $7.18 •2024: 15% growth in actual 2023 adjusted EPS •2025: 15% growth in actual 2024 adjusted EPS	•2023: $6.19 •2024: $5.81 •2025: $3.47	27%
Total Attainment					37%
Based on the certification of the performance metrics noted above, the following NEOs vested in the fiscal
2023 to fiscal 2025 PSAs as follows:

NEO	# of PSAs Vesting
Richard F. Westenberger	3,874
Karen G. Smith	2,000
Michael D. Casey[1]	11,449
1 Vested award was pro-rated based on Mr. Casey’s final date of employment with Carter’s.

TIME-BASED RESTRICTED STOCK
Except as outlined further below, all of the time-based restricted stock awards granted to our NEOs in fiscal
2025:
•are subject to the clawback and hedging policies described below;
•are contingent on the NEO’s continued employment with Carter's through each vesting date; and
•vest in four equal annual installments on the first through fourth anniversaries of each grant date.
The exceptions to the general features noted above were as follows:
•during his service as Interim Chief Executive Officer, Mr. Westenberger received quarterly restricted stock awards that vest on the first anniversary of each award’s grant date.

STOCK OWNERSHIP GUIDELINES AND EQUITY RETENTION POLICY
The Committee regularly reviews the equity ownership of our NEOs compared to our minimum ownership guidelines. Under our minimum ownership guidelines, no NEO may sell shares of Carter’s stock (other than to cover the tax obligations resulting from the vesting of Carter’s restricted stock (both time and performance-based) or from exercising vested stock options) until they own shares of Carter’s stock with a total market value in excess of a specified multiple of his or her base salary and continue to maintain such level of ownership after such sale. For fiscal 2025 (similar to the multiples for 2024), the ownership multiples for our NEOs were as follows:

Multiple of Base Salary
Chief Executive Officer & President	7x
Other Executive Officers	3x
Under our minimum ownership guidelines, all unvested restricted stock and vested shares are included in determining compliance with the ownership multiple, but unvested performance-based restricted stock are excluded from the calculation of shares of stock held by the executive.
During fiscal 2025, each of our NEOs was in compliance with his or her applicable minimum stock ownership requirement.
401(k) PLAN
Carter’s 401(k) plan provides for a Company match of employee contributions, including contributions by NEOs, at the discretion of Carter's, based on Carter’s performance. In January 2026, the
Committee approved that employee contributions made to Carter’s 401(k) plan in fiscal 2025 would be matched by Carter's 100% up to 4% of the employee’s eligible compensation for all eligible employees, up to the maximum amount permitted by the Internal Revenue Code. This matching contribution was approved by the Committee following its consideration of our employees’ efforts for fiscal 2025.
In fiscal 2025, the Board approved a safe harbor 401(k) plan design, which eliminated discretionary matching by the Company commencing with fiscal 2026 and instead, provides for safe harbor matching contributions of 100% on the first 3% of each participant’s deferral contributions and 50% on the next 2% of each participant’s deferral contributions.
PERQUISITES AND OTHER BENEFITS
Our NEOs do not receive any perquisites or other benefits on an annual basis that are not otherwise available to all employees, and do not receive any tax gross-ups. The cost of providing these benefits and perquisites to the NEOs is included in the amounts shown in the “All Other
Compensation” column of the Summary Compensation Table and detailed in the footnotes to such table.
INSIDER TRADING POLICY
We maintain an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, as well as by Carter’s, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to us.
CLAWBACK AND HEDGING POLICIES
Carter's has adopted a clawback policy, consistent with the requirements of Rule 10D-1 under the
Exchange Act and the related NYSE listing standards, that requires an executive officer to repay or return erroneously awarded compensation in the event of an accounting restatement of previously-
reported financial results.
Further, hedging and pledging of Company stock by any Board member or employee of Carter’s, including our NEOs, is prohibited under our policies to ensure that the interests of the holders of
Carter’s stock are fully aligned with those of stockholders in general. During fiscal 2025, none of our
NEOs entered into a hedging arrangement or pledged any shares of Carter's stock.
RETIREMENT OF FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER &
RETIREMENT AGREEMENT
In connection with Mr. Casey's retirement in February 2025, Carter’s and Mr. Casey entered into a
Retirement Agreement and Release, dated February 20, 2025. Mr. Casey remained with the Company in an advisory capacity from January 3, 2025 to February 28, 2025 to support the transition. During the transition period, he continued to receive his current salary and benefits, and remained eligible to receive a bonus pursuant to the Incentive Compensation Plan with respect to the services he provided in 2024, but he was not eligible for a bonus for fiscal 2025. In addition, under the Retirement Agreement and Release, Mr. Casey received accelerated vesting of his outstanding unvested time-based restricted stock awards and pro-rated vesting of his PSAs issued in 2023 and 2024 (subject to the attainment of the performance metrics under those awards).
APPOINTMENT OF INTERIM CHIEF EXECUTIVE OFFICER
In connection with Mr. Casey's retirement as Chairman and Chief Executive Officer, the Board
appointed Richard F. Westenberger as Interim Chief Executive Officer, effective January 5, 2025. Mr.
Westenberger’s appointment ended on April 3, 2025 in connection with the appointment of Douglas C.
Palladini as Chief Executive Officer & President. Mr. Westenberger has continued to serve in his role as
Chief Financial Officer & Chief Operating Officer.
In his capacity as Interim CEO, Mr. Westenberger received a monthly cash stipend of $110,000, and also received restricted stock awards in an amount of $300,000 pursuant to the Company’s  Equity
Incentive Plan on a quarterly basis (the “Westenberger Awards”), each of which vest on the one year anniversary of the grant date of the relevant Westenberger Award.
APPOINTMENT OF CHIEF EXECUTIVE OFFICER & PRESIDENT
On March 26, 2025, the Company announced that the Board approved the appointment of Douglas C.
Palladini as Chief Executive Officer and President of the Company and a member of the Board, effective April 3, 2025 (the “Effective Date”). On the Effective Date, Richard F. Westenberger, who was
serving as the Company’s Interim Chief Executive Officer, ceased to serve in that capacity but has continued to serve as our Chief Financial Officer & Chief Operating Officer.
In connection with Mr. Palladini’s appointment, Mr. Palladini and the Company executed an offer letter on March 21, 2025 (the “Offer Letter”). Pursuant to the Offer Letter, during Mr. Palladini’s employment with the Company, he will receive an initial base salary of $1,200,000 per year, and an annual cash incentive opportunity at target of 150%, which will be prorated for fiscal year 2025. Commencing in the
Company’s fiscal year 2026, Mr. Palladini will be eligible to receive annual equity awards with a target value of $5,500,000, pursuant to the terms of the Company’s Equity Incentive Plan.
Pursuant to the Offer Letter, on April 3, 2025, Mr. Palladini received a $7,000,000 sign-on equity grant, with 50% of the grant in the form of time-based restricted stock and 50% in the form of performance-
based restricted stock. The time-based restricted stock vests in four equal increments over a four-year period on each of the anniversaries of the grant date. The performance-based restricted stock will be earned upon achieving share price hurdles for 20 consecutive trading days over a three-year performance period, starting on the award grant date (April 3, 2025) and ending on the third anniversary of the award grant date (April 3, 2028). These share price hurdles are based on the closing price of stock on the grant date ($35.57 per share on April 3, 2025), using the following growth rates:
•1/3 at 30% growth ($46.24 per share);
•1/3 at 60% growth ($56.91 per share);
•1/3 at 90% growth ($67.58 per share).
The growth objectives may be achieved at any time over the three-year period, and the corresponding number of shares earned, but the shares will not vest until the end of the three-year period.
DEPARTURE OF CHIEF PRODUCT OFFICER
On August 18, 2025, the Company announced the departure of Kendra D. Krugman, Chief Product
Officer, effective as of October 21, 2025. The Company made this organizational change on August 18,
2025, as part of the Company’s transition in our operating model, to enhance agile decision making and strengthen competitiveness. Ms. Krugman’s departure was treated as an involuntary termination without cause consistent with her existing severance agreement with the Company, and Ms. Krugman and the Company entered into a separation agreement which confirmed the severance benefits and post-termination obligations applicable to Ms. Krugman. Ms. Krugman’s separation benefits are described below under “—Potential Payments Upon Termination or Change of Control”.
SEVERANCE AGREEMENTS WITH NEOS
Each of our NEOs has a severance agreement with Carter’s, other than Mr. Casey and Ms. Krugman whose employment with Carter’s terminated in 2025. For more information on the payments and benefits they received in connection with their termination of employment, please see the section entitled “Potential Payments Upon Termination or Change of Control.”. In the event that an NEO is terminated by Carter’s for any reason, the NEO or his or her estate will be provided the following accrued amounts: (a) the NEO’s base salary earned but not paid during the final payroll period, (b) pay for any vacation time earned but not used through the separation date, and (c) any business expenses incurred by the NEO but unreimbursed on the separation date.
If an NEO is terminated without “cause,” or an NEO terminates his or her employment for “good reason” (with “cause” and “good reason” defined in each NEO’s respective severance agreement and summarized below), the NEO is entitled to the following severance payments and benefits, subject to the NEO’s execution of an effective general release of any claims against the Company: (i) continued
payment of the NEO’s base salary for 24 months in the case of Mr. Palladini, and 12 months in the cases of Mr. Westenberger and Mses. Evert, Peterson, and Smith, payable in accordance with the
Company’s normal payroll practices; (ii) a pro-rated annual cash incentive compensation bonus that would have been earned by each such NEO if he or she had been employed at the end of the year in which his or her employment was terminated, based solely on the extent to which the applicable
Company performance goals have been met (excluding any individual performance goals); and (iii) in the case of Mr. Westenberger and Ms. Smith, continued employer contributions for basic life insurance coverage for 12 months.
Further, subject to the NEO’s eligibility for and timely election of COBRA, the Company will pay the employer portion of the COBRA continuation premiums until the earlier of (i) 18 months (in the case of
Mr. Palladini) and 12 months (in the case of Mr. Westenberger and Mses. Evert, Peterson, and Smith)
following his or her separation date, (ii) the date the NEO becomes eligible for coverage under the health plans of another employer, or (iii) the date the NEO otherwise ceases to be eligible for COBRA.
In the event that, within two years following a “change of control” (with “change of control” defined in each executive’s severance agreement and summarized below) the Company terminates the NEO’s employment, other than for “cause” or such executive terminates his or her employment for “good reason,” the Company will pay to the NEOs the following severance benefits in addition to the severance benefits in addition to the severance benefits in the preceding paragraph: (a) base salary for an additional 12 months, (b) subject to certain exceptions as provided in the agreements, if following the expiration of the 12-month anniversary of such termination, the NEO has not yet become eligible for coverage under the health and/or dental plans of another employer, then the Company will pay the
COBRA amount for an additional 6-month or 12-month period thereafter (or, if earlier, until the date the
NEO becomes eligible for coverage under the health and/or dental plans of another employer) and (c)
with respect to Mr. Westenberger and Ms. Smith, continued employer contributions for basic life insurance coverage for an additional 12 months. In addition, under the award agreements governing the NEOs equity awards, in the event of a “change of control” of the Company: (1) for all unvested stock options and all unvested shares of restricted stock (both time and performance-based) held by the NEO that were awarded prior to February 15, 2024, such awards will fully vest; and (2) for all unvested equity awards made on or after February 15, 2024, such awards will fully vest if there is a qualifying termination of employment within two years after the change in control or if the surviving entity does not provide qualifying replacement awards.
Under the severance agreements with each of our NEOs, “cause” is generally deemed to exist when such NEO has: (a) been convicted of a felony or entered a plea of guilty or no contest to a felony; (b)
committed fraud or other act involving dishonesty for personal gain which is materially injurious to the
Company or an affiliate; (c) materially breached his or her obligations of confidentiality, intellectual property assignment, non-competition, non-solicitation, or non-disparagement against the Company after a cure period; (d) willfully engaged in gross misconduct which is injurious to the Company or its affiliates; or (e) after a cure period, willfully and continually refused to substantially perform his or her duties or is grossly negligent in performance of such duties.
Under the agreements with our NEOs, “good reason” is generally deemed to exist when there is: (a) a material reduction in the executive’s title, duties, or responsibilities (including with respect to Mr.
Palladini, a material reduction in title, base salary and target annual incentive compensation opportunity); (b) a material change in the geographic location at which the executive must perform services; or (c) a material breach of the executive’s agreement by the Company, provided the NEO complies with the written notice requirements and the cure period provided to Carter's.
Under the agreements, “change in control” generally means (i) any transaction in which any person who is not an affiliate and who did not own shares of common stock of the Company representing 50% or more of the voting power at elections of the Board acquires (whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise) or becomes the owner of shares of common stock of the Company or its subsidiaries (or shares in a successor corporation by merger, consolidation or otherwise), such that following such transaction, such person beneficially owns 50% or more of the voting power at elections for the Board or the Board of Directors of The William Carter Company or any
successor corporation, or (ii) the sale or transfer of all or substantially all the assets of either the
Company or The William Carter Company.

In addition, the agreements contain restrictive covenants, including confidentiality provisions, intellectual property assignment, and non-disparagement provisions as well as 24-month (with respect to Mr. Palladini) or 12-month (with respect to the other NEOs) non-competition and non-solicitation covenants.
See “Potential Payments Upon Termination or Change of Control” below for a discussion and presentation of amounts our NEOs may be entitled to in the event of their termination, including following a change in control.
TAX CONSIDERATIONS IN SETTING EXECUTIVE COMPENSATION
Under Federal tax rules in effect for tax years beginning on and after January 1, 2018 (which tax rules eliminated a performance-based compensation exception that was previously available), compensation over $1 million paid annually for certain covered employees, including the NEOs, generally is not deductible for federal tax purposes. The Committee believes that the lost tax deduction on compensation payable in excess of the $1 million limitation for the NEOs is not material relative to the benefit of attracting and retaining talented management and therefore, consistent with past practice, the
Committee retains the flexibility to pay compensation to our NEOs in appropriate circumstances, even if such compensation is not fully deductible.

COMPENSATION & HUMAN CAPITAL COMMITTEE
REPORT
The Compensation & Human Capital Committee of the Board has reviewed and discussed with
Company management the Compensation Discussion and Analysis included in this proxy statement.
Based on such review and discussions, the Compensation and Human Capital Committee has
recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
Submitted by the Compensation & Human Capital
Committee
  Ms. Stacey S. Rauch (Chair)
            Mr. Rochester Anderson
            Mr. Mark P. Hipp
            Ms. Stephanie P. Stahl
COMPENSATION & HUMAN CAPITAL COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
The Compensation & Human Capital Committee is composed entirely of the four independent directors listed above. No member of the Compensation & Human Capital Committee is a current, or during fiscal 2025 was a former, officer or employee of the Company or any of its subsidiaries. During fiscal 2025, no member of the Compensation & Human Capital Committee had a relationship that must be described under the SEC rules relating to disclosure of transactions with related persons. In fiscal 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the
Compensation & Human Capital Committee.

FISCAL 2025 SUMMARY COMPENSATION TABLE*
The table below provides information concerning the compensation of our NEOs.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	All Other Compensation ($) (e)	Total ($)
Douglas C. Palladini	2025	$882,803	$—	$4,955,424	$1,225,200	$433,252	$7,496,679
Chief Executive Officer & President, Director	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—		$—	$—
Richard F. Westenberger	2025	$787,740	$440,000	$1,900,195	$705,300	$131,703	$3,964,938
Chief Financial Officer & Chief Operating Officer	2024	$763,462	$—	$1,609,960	$33,000	$176,496	$2,582,918
	2023	$704,615	$—	$1,550,520	$471,900	$169,734	$2,896,769
Emily D. Evert	2025	$260,685	$—	$2,000,092	$443,700	$43,165	$2,747,642
Chief Strategy Officer	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—
Allison M. Peterson	2025	$762,329	$—	$650,035	$511,900	$94,694	$2,018,958
Chief Retail & Digital Officer	2024	$346,154	$—	$2,500,190	$13,700	$224,104	$3,084,148
	2023	$—	$—	$—	$—	$—	$—
Karen G. Smith	2025	$604,781	$—	$750,080	$406,100	$71,388	$1,832,349
Chief Supply Chain Officer	2024	$581,154	$—	$698,015	$22,400	$92,962	$1,394,531
	2023	$544,616	$—	$800,440	$293,040	$75,389	$1,713,485
Michael D. Casey	2025	$257,692	$—	$—	$—	$129,493	$387,185
Former Chairman, Chief Executive Officer & President	2024	$1,326,154	$—	$6,976,664	$100,500	$743,451	$9,146,769
	2023	$1,282,692	$—	$6,500,098	$1,716,000	$589,342	$10,088,132
Kendra D. Krugman	2025	$676,635	$250,000	$1,000,106	$482,900	$231,132	$2,640,773
Former Chief Product Officer	2024	$760,577	$—	$1,609,960	$33,000	$180,810	$2,584,347
	2023	$683,846	$—	$1,800,489	$462,000	$149,459	$3,095,794
*      Amounts in rows may not add exactly to the total due to rounding.
(a)Base salary for each NEO was based on a 371-day fiscal year for fiscal 2025, and 364-day fiscal year for fiscal years 2024 and 2023.
(b)The amounts in this column consist of the following: (1) $110,000 per month stipend paid to Mr. Westenberger in connection with his service as Interim
Chief Executive Officer prior to Mr. Palladini’s appointment as Chief Executive Officer and President; and (2) $250,000 cash retention award (announced in connection with Mr. Westenberger’s appointment as Interim Chief Executive Officer) which was accelerated and paid to Ms. Krugman upon her departure from Carter’s in fiscal 2025.
(c)The amounts disclosed in this column represent the total grant date fair value for the following grants computed in accordance with FASB ASC Topic 718:
i.The time-based restricted stock granted in 2025, 2024, and 2023 vest in four equal, annual installments beginning one year from the date of the grant, subject to continued service, except for special quarterly restricted stock awards granted to Mr. Westenberger (in connection with his service as interim CEO) in 2025 that vest on the one-year anniversary of each quarterly award’s grant date, and Ms. Krugman (in connection with her promotion in 2023) that include a portion that cliff vests on the third anniversary of the date of grant, subject to continued service.
ii.Vesting of the performance-based restricted stock granted in fiscal 2024 is contingent upon meeting specific performance targets for each of the three fiscal years 2024, 2025, and 2026, individually, and vest, as and to the extent performance criteria are met, in 2027 following completion of fiscal year 2026. For 2024, 34% of the total award of performance-based restricted shares included a relative TSR component
(the “Market-Based Restricted Shares”). Assuming the achievement of maximum performance under the performance-based restricted shares, the values of the 2024 awards would be as follows: (1) Mr. Westenberger: $1,719,907; (2) Ms. Smith: $745,675; (3) Mr. Casey:
$7,453,053; and (4) Ms. Krugman: $1,719,907.

Name	Grant Date	Time-Based Restricted Shares – 4 Year Vest	Time-Based Restricted Shares – 3 Year Cliff Vest	Time-Based Restricted Shares – 1 Year Vest	Performance- Based Restricted Shares	Market- Based Restricted Shares	Grant Date Fair Value per Share
Douglas C. Palladini	4/3/2025	98,400	—	—	—	—	$35.57
	4/3/2025	—	—	—	—	98,400	$14.79
Richard F. Westenberger	1/8/2025	—	—	5,878	—	—	$51.04
	2/26/2025	35,448	—	—	—	—	$42.32
	4/1/2025	—	—	2,436	—	—	$41.06
	2/28/2024	9,152	—	—	6,040	—	$81.95
	2/28/2024	—	—	—	—	3,112	$117.28
	2/27/2023	10,468	—	—	10,468	—	$74.06
Emily D. Evert	8/8/2025	78,868	—	—	—	—	$25.36
	2/28/2024	—	—	—	—	—	$81.95
	2/27/2023	—	—	—	—	—	$74.06
Allison M. Peterson	2/26/2025	15,360	—	—	—	—	$42.32
	8/9/2024	39,930	—	—	—	—	$62.63
	2/27/2023	—	—	—	—	—	$74.06
Karen G. Smith	2/26/2025	17,724	—	—	—	—	$42.32
	2/28/2024	3,968	—	—	2,619	—	$81.95
	2/28/2024	—	—	—	—	1,349	$117.28
	2/27/2023	5,404	—	—	5,404	—	$74.06
Michael D. Casey	2/28/2024	39,660	—	—	26,176	—	$81.95
	2/28/2024	—	—	—	—	13,484	$117.28
	2/27/2023	43,884	—	—	43,884	—	$74.06
Kendra D. Krugman	2/26/2025	23,632	—	—	—	—	$42.32
	2/28/2024	9,152	—	—	6,040	—	$81.95
	2/28/2024	—	—	—	—	3,112	$117.28
	2/27/2023	5,404	—	—	5,404	—	$74.06
	3/21/2023	—	14,022	—	—	—	$71.32
(d)Reflects dollar value of all compensation earned in fiscal 2025, 2024, and 2023 pursuant to the Incentive Compensation Plan, including all annual cash incentive compensation.
(e)The amounts shown as “All Other Compensation” for fiscal 2025 consist of the following:

Name	Relocation Expenses (i)	Severance (ii)	401 (k) Company Match	Dividends Paid on Unvested Restricted Stock	Other (iii)	Total
Douglas C. Palladini	$267,450	$—	$13,846	$147,600	$4,355	$433,251
Richard F. Westenberger	$—	$—	$14,000	$117,703	$—	$131,703
Emily D. Evert	$—	$—	$3,500	$39,434	$231	$43,165
Allison M. Peterson	$—	$—	$14,000	$80,694	$—	$94,694
Karen G. Smith	$—	$—	$14,000	$57,388	$—	$71,388
Michael D. Casey	$—	$—	$—	$129,493	$—	$129,493
Kendra D. Krugman	$—	$149,039	$—	$82,094	$—	$231,133
(i) Represent relocation expenses paid to Mr. Palladini in connection with his relocation from California to the Company’s headquarters in Atlanta, Georgia.
(ii) Represents severance paid to Ms. Krugman which is described in  the section entitled “Potential Payments upon
Termination or Change of Control”.
(iii) Consist of benefits paid to Ms. Evert as part of Carter’s Bring Your Own Device policy, and reimbursement for legal fees in connection with reviewing an offer letter and related documentation with respect to Mr. Palladini.

FISCAL 2025 GRANTS OF PLAN-BASED AWARDS
The following table provides information concerning each grant of plan-based awards made to an
NEO in fiscal 2025. This includes incentive compensation awards granted under our Incentive
Compensation Plan and restricted stock awards granted under our Equity Incentive Plan. The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2025. The last column reports the aggregate grant date fair value of all awards made in fiscal
2025 as if they were fully vested on the grant date, computed in accordance with FASB ASC Topic
718. For equity awards that are subject to performance conditions, the last column reports the value at the grant date based upon the probable outcome of such conditions consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock and Option Name Awards

Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)
Douglas C. Palladini	Cash Incentive Compensation	—	$336,575	$1,346,300	$2,019,450	—	—	—		$—
	Shares (b)	4/3/2025	—	—	—	—			98,400	$3,500,088
	Shares (c)	4/3/2025	—	—	—	32,800	65,600	98,400		$1,455,336
Richard F. Westenberger	Cash Incentive Compensation	—	$193,750	$775,000	$1,162,500	—	—	—		$—
	Shares (b)	2/26/2025	—	—	—	—			35,448	$1,500,159
	Shares (d)	1/8/2025	—	—	—	—	5,878	5,878	5,878	$300,013
	Shares (d)	4/1/2025	—	—	—	—	2,436	2,436	2,436	$100,022
Emily D. Evert	Cash Incentive Compensation	—	$121,875	$487,500	$731,250	—	—	—		$—
	Shares (b)	8/8/2025	—	—	—	—			78,868	$2,000,092
Allison M. Peterson	Cash Incentive Compensation	—	$140,625	$562,500	$843,750		—	—		$—
	Shares (b)	2/26/2025	$—	$—	$—	—			15,360	$650,035
Karen G. Smith	Cash Incentive Compensation	—	$111,575	$446,250	$669,375	—	—	—		$—
	Shares (b)	2/26/2025	—	—	—	—			17,724	$750,080
Michael D. Casey	Cash Incentive Compensation	—	$—	$—	$—	—	—	—		$—
Kendra D. Krugman	Cash Incentive Compensation	—	$132,650	$530,600	$795,900	—	—	—		$—
	Shares (b)	2/26/2025	—	—	—	—			23,632	$1,000,106
(a)The amounts shown under the “Threshold” column represent 25% of the target cash incentive compensation, assuming threshold-level performance is achieved under the financial performance measures and strategic objectives component. The amounts shown under the “Target” column represent
100% of the target cash incentive compensation, assuming target-level performance is achieved under the financial performance measures and strategic objectives component. The amounts shown under the “Maximum” column represent 150% of the target cash incentive compensation, assuming maximum-level performance is achieved under the financial performance measures and the strategic objectives component. The Company achieved 91% of "Target" for 2025 resulting in annual cash incentive compensation payouts of: $1,225,200 with respect to Mr. Palladini, $705,300 with respect to Mr. Westenberger, $443,700 with respect to Ms. Evert, $511,900 with respect to Ms. Peterson, $406,100 with respect to Ms. Smith, and
$482,900 with respect to Ms. Krugman. Mr. Casey did not receive annual cash incentive compensation due to his retirement. The amounts also reflect pro-ration with respect to Mr. Palladini and Ms. Krugman based on the number of days in 2025 that they worked at Carter’s. For more information, see the “2025 Annual Cash Incentive Compensation” section.
(b)Shares of time-based restricted stock were granted pursuant to the Equity Incentive Plan. These restricted shares vest ratably in four equal, annual installments beginning one year from the date of the grant, subject to continued service.
(c)Market-Based Restricted Shares were granted pursuant to the Equity Incentive Plan. The amounts shown under the “Threshold” column represent 1/3 of the award, assuming 30% growth (over the stock price on the date of grant) in the Company’s stock price for 20 consecutive trading days within three years of the grant date. The amounts shown under the “Target” column represent another 1/3 of the award, assuming 60% growth (over the stock price on the date of grant) in the Company’s stock price for 20 consecutive trading days within three years of the grant date. The amounts shown under the
“Maximum” column represent another 1/3 of the award, assuming 90% growth (over the stock price on the date of grant) in the Company’s stock price for 20 consecutive trading days within three years of the grant date. The dollar amounts under the “Grant Date Fair Value of Stock and Option Awards”
are calculated based on the number of awards reported under the “Target” column

(d)Shares of time-based restricted stock were granted pursuant to the Equity Incentive Plan. These restricted shares vest on the one-year anniversary of the grant date, subject to continued service.

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-
END
The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of fiscal 2025. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (c)
Douglas C. Palladini	—	—	—	$—	$—
						196,800	$6,533,760
Richard F. Westenberger	5,048	—	—	$120.25	2/21/2028
	7,000	—	—	$83.84	2/14/2027
	5,220	—	—	$90.66	2/16/2026
						77,195	$2,562,874
Emily D. Evert	—	—	—	$—	—
						78,868	$2,618,418
Allison M. Peterson	—	—	—	$—	—
						45,300	$1,503,960
Karen G. Smith	—	—	—	$—	—
						35,308	$1,172,226
Michael D. Casey	—	—	—	—	—
						83,544	$2,773,661
Kendra D. Krugman	—	—	—	$—	—
						—	$—
[See next page for footnotes to table]

(a)Mr. Westenberger’s stock options previously fully vested in 2020, 2021, and 2022.
(b)Equity Incentive Plan awards relate to the following grants:

Name	Grant Date	Time-Based Restricted Shares – 4 Year Vest #	Time-Based Restricted Shares – 3 Year Cliff Vest #	Time-Based Restricted Shares – 1 Year Vest #	Performance- Based Restricted Shares	Market- Based Restricted Shares	Grant Date Fair Value per Share
Douglas C. Palladini	4/3/2025	98,400	—	—	—	—	$35.57
	4/3/2025	—	—		—	98,400	$14.79
Richard F. Westenberger	1/8/2025	—	—	5,878	—	—	$51.04
	2/26/2025	35,448	—	—	—	—	$42.32
	4/1/2025	—	—	2,436	—	—	$41.06
	2/28/2024	6,864	—	—	6,040	—	$81.95
	2/28/2024	—	—	—	—	3,112	$117.28
	2/27/2023	5,234	—	—	10,468	—	$74.06
	2/16/2022	1,715	—	—	—	—	$91.12
Emily D. Evert	8/8/2025	78,868	—		—	—	$25.36
Allison M. Peterson	2/26/2025	15,360	—	—	—	—	$42.32
	8/9/2024	29,940	—	—	—	—	$62.63
Karen G. Smith	2/26/2025	17,724	—	—	—	—	$42.32
	2/28/2024	2,976	—	—	2,619	—	$81.95
	2/28/2024	—	—	—	—	1,349	$117.28
	2/27/2023	2,702	—	—	—	—	$74.06
	2/27/2023	—	—	—	5,404	—	$74.06
	8/12/2022	2,534	—	—	—	—	$83.89
Michael D. Casey	2/28/2024	—	—	—	26,176	—	$81.95
	2/28/2024	—	—	—	—	13,484	$117.28
	2/27/2023	—	—		43,884	—	$74.06
Kendra D. Krugman	—	—	—	—	—	—	$—
  (c)  Amount based on the closing market price per share of the Company’s common stock as traded on the NYSE on January 2, 2026, the last trading day of fiscal 2025, of $33.20.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2025
The following table provides information concerning our NEOs’ exercises of stock options and vesting of restricted stock (both time and performance-based) during fiscal 2025. The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Douglas C. Palladini	—	$—	—	$—
Richard F. Westenberger	—	$—	9,425	$441,871
Emily D. Evert	—	$—	—	$—
Allison M. Peterson	—	$—	9,980	$253,093
Karen G. Smith	—	$—	4,877	$160,930
Michael D. Casey	—	$—	106,981	$4,709,606
Kendra D. Krugman	—	$—	6,479	$300,567
(a)Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the closing market price of the
Company’s common stock as traded on the NYSE on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION
Historically, eligible employees, including our NEOs, could elect annually to defer a portion of their base salary and annual cash incentive compensation under The William Carter Company Deferred
Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan. Under the Deferred Compensation Plan, participants could defer up to 75% of their salary and/or 90% of their cash bonus. At the option of the participant, these amounts could be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts were credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan.
At the time of deferral, a participant was required to indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years for “Specified Date” accounts or up to ten years for “Retirement” accounts. If a participant who is an employee of the Company were to separate from service prior to the elected commencement date for distributions and had not attained age 62, or age 55 and completed ten years of service, then the deferred amounts would be distributed as a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question had attained age 62, or age 55 with ten years of service and had previously elected to do so on a timely basis, then the participant would have received the amounts in substantially equal annual installments over a period of up to ten years. There is a six-month delay in the commencement of distributions for all participants, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant that is demonstrated to the Company’s Retirement Committee.
On August 14, 2025, the Board, upon the recommendation of the Committee, terminated the Deferred
Compensation Plan, effective as of September 30, 2025 (the “Termination Date”). The Board
terminated the Deferred Compensation Plan in response to, among other things, low participation by the Company’s eligible employees combined and ongoing administrative complexity and costs.
In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and as a result of termination of the Deferred Compensation Plan, all plan participants (and any beneficiaries) will receive a single, lump sum payout of the full balance of their respective accounts as of a final payment date, which is scheduled to occur as soon as practicable after twelve months following the Termination Date, but in no event later than 24 months after the Termination Date. Until the final payment date, the
Deferred Compensation Plan will continue to operate in the ordinary course. For example, distributions of accounts that are set to occur prior to the final payment date will be made as scheduled under the terms of the Deferred Compensation Plan and plan participants’ accounts will continue to be adjusted for earnings and losses based on the selected deemed investments in accordance with the terms of the
Deferred Compensation Plan, but no deferrals will occur after the Termination Date and no new participants will be permitted to enroll after the Termination Date.

Name	Employee Contributions in 2025 (a)	Company Contributions in 2025	Aggregate Earnings in 2025 (b)	Aggregate Withdrawals or Distributions	Aggregate Balance at End of 2025 (c)
Douglas C. Palladini	$—	$—	$—	$—	$—
Richard F. Westenberger	$3,815	$—	$43,799	$—	$382,166
Emily D. Evert	$—	$—	$—	$—	$—
Allison M. Peterson	$17,308	$—	$2,435	$—	$19,743
Karen G. Smith	$—	$—	$—	$—	$—
Michael D. Casey	$—	$—	$—	$—	$—
Kendra D. Krugman	$—	$—	$—	$—	$—
(a)All of the amounts reported in this column for Mr. Westenberger and Ms. Peterson are also included within the amounts reported for that officer in the Summary Compensation Table.
(b)None of the amounts reported in this column are reported in the Summary Compensation Table because the Company does not pay above-
market or preferential earnings on deferred compensation.
(c)Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year.

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL
TERMINATION
As described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements and maintain certain plans that may require us in the future to make certain payments and provide certain benefits in the event of a termination of employment.
For purposes of the table below, a hypothetical termination without “cause” or resignation for “good reason” is assumed to have occurred as of January 3, 2026, the last day of fiscal 2025. The table below indicates the payment and provision of other benefits that would be owed to each of our NEOs as the result of such a termination, as well as unvested performance-based restricted stock that is eligible for “retirement” treatment under the applicable award agreements. There can be no assurance that a termination of employment of any of our NEOs would produce the same or similar results as those set forth below on any other date. The terms “without cause” and “good reason” are defined in the agreements with our executives and summarized above under the heading “Severance
Agreements with NEOs.” In addition, in the table below, we have included the potential vesting of performance-based restricted stock for those executives who are eligible to receive “retirement”
treatment for those outstanding awards. Under the award agreements for the outstanding performance-based restricted stock grants, a recipient is eligible for “retirement” treatment if the executive ends his or her employment with the Company on or after the date that they have reached age 60 and completed at least five years of service with the Company (but only to the extent that circumstances constituting “cause”, as defined under the agreement, do not exist). For awards that receive “retirement” treatment, the executive is eligible to receive pro-rated vesting (if any) of the performance-based restricted stock (calculated based on the number of days the executive worked at the Company from the grant date through the retirement date) subject to the ultimate achievement, by the Company, of the performance metrics under the applicable award agreements.

	Douglas C. Palladini	Richard F. Westenberger	Emily D. Evert	Allison M. Peterson	Karen G. Smith	Michael D. Casey (a)	Kendra D. Krugman (b)
Base Salary	$2,400,000	$775,000	$650,000	$750,000	$595,000	$257,692	$775,000
Cash Incentive Compensation (c)	1,225,200	705,300	443,700	511,900	406,100	—	482,900
Health and Other Benefits	20,768	17,119	17,122	16,184	16,184	—	6,482
Accelerated vesting of unvested restricted stock awards (time- based and performance-based awards) (d)	—	—	—	—	—	3,550,670	—
Other (e)	—	276,025	—	—	—	—	250,000
Total	$3,645,968	$1,773,444	$1,110,822	$1,278,084	$1,017,284	$3,808,362	$1,514,382
(a)Mr. Casey ceased to be an officer and director of Carter’s in January 2025, and after serving in an advisory capacity from January 2025 through
February 28, 2025, retired from Carter’s. As permitted by SEC guidance, the amounts shown are the actual amounts Mr. Casey received in connection with his retirement pursuant to his Separation Agreement.
(b)Ms. Krugman departed Carter’s in October 2025. Ms. Krugman’s departure was treated as an involuntary termination without cause. As permitted by SEC guidance, the amounts shown are the actual amounts Ms. Krugman received in connection with her termination without cause pursuant to her Separation Agreement. The severance benefits payable to Ms. Krugman in connection with her departure are described below.
(c)Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2025 described in more detail under the heading “Annual Cash Incentive Compensation” above.
(d)Represents accelerated vesting of unvested restricted stock awards and pro-rated vesting of performance-based restricted stock awards (subject to the attainment of the performance metrics under those awards) held by Mr. Casey pursuant to Mr. Casey’s Retirement Agreement and
Release (as discussed below). The amounts shown were calculated based on the closing stock price ($33.20) of the Company’s stock on the last trading day (January 2, 2026) of the Company 2025 fiscal year, and assuming that the Committee certifies performance at “Target” under the applicable award agreements for the performance-based restricted stock.
(e)As described below, pursuant to Ms. Krugman’s Separation Agreement with the Company, the Company further accelerated and paid to Ms.
Krugman her previously-announced $250,000 cash retention award (which was announced in connection with Mr. Westenberger’s appointment as Interim Chief Executive Officer). In addition, pursuant to the terms of Mr. Westenberger’s quarterly awards he received during his service as
Interim CEO, if Mr. Westenberger were terminated without cause, those quarterly awards would immediately vest. The amounts above assume accelerated vesting of Mr. Westenberger’s quarterly awards.
In connection with Mr. Casey's retirement in February 2025, Carter's and Mr. Casey entered into a
Retirement Agreement and Release, dated February 20, 2025. Under the Retirement Agreement and
Release, Mr. Casey received accelerated vesting of his outstanding unvested restricted stock awards and pro-rated vesting of his performance share awards issued in 2023 and 2024 (subject to the attainment of the performance metrics under those awards).
In connection with Ms. Krugman’s departure, which was effective as of October 21, 2025 and was treated as an involuntary termination without cause, Carter’s and Ms. Krugman entered into a separation agreement, which confirmed the severance benefits and post-termination obligations applicable to Ms. Krugman pursuant to her existing severance agreement with Carter’s, as well as a customary release of claims (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms.
Krugman’s severance benefits included the following: (i) 12 months of Ms. Krugman’s base salary then in effect ($775,000), paid in bi-weekly installments (coinciding with the Company’s regular pay periods commencing on December 31, 2025), (ii) a pro-rated annual cash incentive compensation amount for fiscal 2025, pro-rated based on her number of days of service in 2025 ($482,900), and (iii) continued
coverage by the Company of the employer portion of medical and dental benefits for Ms. Krugman until the earlier of (a) (i) 12 months following her separation date, (b) the date she becomes eligible for coverage under the health and/or dental plans of another employer, or (c) the date she otherwise ceases to be eligible to continue participation in the Company’s health and dental plans under COBRA.
In addition, pursuant to the Separation Agreement, the Company further accelerated and paid to Ms.
Krugman her previously announced $250,000 cash retention award (which was announced in connection with Mr. Westenberger’s appointment as Interim Chief Executive Officer).

CHANGE OF CONTROL AND TERMINATION FOLLOWING CHANGE OF CONTROL
In the event of a change of control, which is defined under the Equity Incentive Plan and individual awards as a “covered transaction” (as is more fully described in the Equity Incentive Plan Proposal), all unvested stock options and all unvested shares of time-based restricted stock will fully vest, and all unvested shares of performance-based restricted stock will vest at their respective “target” amounts.
In addition, as described in more detail above under the heading “Severance Agreements with NEOs,”
we have entered into certain agreements that may require us to make certain payments and provide certain benefits to our NEOs in the event of their termination in relation to a change of control (with
“change of control” as defined in each executive’s severance agreement and summarized in the section entitled “Severance Agreements with NEOs”).
For purposes of the table below, we have assumed that all unvested stock options, and all unvested shares of time-based restricted stock and performance-based restricted stock, have fully vested immediately prior to a change of control on January 3, 2026, the last day of fiscal 2025, and that a termination without “cause” (as defined under the Equity Incentive Plan) occurred immediately following a change of control on January 3, 2026. The estimated benefit amount for unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable
NEO by the difference between the closing price of our common stock on January 2, 2026 (which was the last trading day before the end of fiscal 2025), as reported by the NYSE, which was $33.20, and the exercise price of the option. The estimated benefit amount of unvested restricted stock was calculated by multiplying the number of restricted shares held by the applicable NEO by the closing price of our common stock on January 2, 2026 (which was the last trading day before the end of fiscal
2025), as reported by the NYSE, which was $33.20. Effective February 15, 2024, the Company amended its Equity Incentive Plan to include double-trigger change of control provisions to more closely-align the Company's pay practices with market practice. For equity awards in fiscal 2024 and beyond, the vesting of the awards will be accelerated if either (1) the surviving entity does not provide replacement awards that meet criteria as set forth in the Equity Incentive Plan or, if applicable, the award agreement (referred to as “qualifying replacement awards”), or (2) the surviving entity provides qualifying replacement awards, but there is a termination of employment for “cause” or resignation for
"good reason” (as defined in the Equity Incentive Plan) within two years after the change in control.
There can be no assurance that a change of control would produce the same or similar results as those set forth below on any other date or at any other price. These amounts do not include vested stock options, vested shares of time-based restricted stock, or vested shares of performance-based restricted stock. For a list of earned vested stock options, see the “Outstanding Equity Awards at
Fiscal 2025 Year-End” table beginning on page 57.

	Douglas C. Palladini	Richard F. Westenberger	Emily D. Evert	Allison M. Peterson	Karen G. Smith	Michael D. Casey	Kendra D. Krugman
Base Salary	$3,600,000	$1,550,000	$1,300,000	$1,500,000	$1,190,000	$4,020,000	$1,550,000
Cash Incentive Compensation (a)	1,225,200	705,300	443,700	511,900	406,100	—	482,900
Health and Other Benefits	31,152	34,238	—	32,367	—	51,353	12,964
Stock Value (b)	6,533,760	2,562,874	2,618,418	1,503,960	1,172,226	2,773,661	—
Total	$11,390,112	$4,852,412	$4,362,118	$3,548,227	$2,768,326	$6,845,014	$2,045,864
(a)Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2025 described in more detail under the heading “Annual Cash Incentive Compensation” above.
(b)Assumes acceleration of the executive’s equity awards upon a change of control.

PAY RATIO DISCLOSURE
The following information about the relationship between the compensation of our employees and the compensation of Mr. Palladini, our Chief Executive Officer & President (our Principal Executive
Officer, or “PEO,” for fiscal 2025), is provided in compliance with the requirements of Item 402(u) of
Regulation S-K (the “Pay Ratio Disclosure Requirement”). In fiscal 2025, the total compensation of our median-compensated employee was $13,844.
We selected a new median employee in fiscal 2025 due to last year’s median employee departing the
Company in fiscal 2025.
Our median employee is a part-time employee at one of our U.S. retail store locations whose annual total compensation for fiscal 2025 (as calculated pursuant to Item 402(c)(2)(x) of Regulation S-K) was
$13,844. The annual total compensation for fiscal 2025 for our PEO was $7,496,679. The resulting ratio of our PEO’s pay to the pay of our median employee for fiscal 2025 was 542:1.
METHODOLOGY TO IDENTIFY OUR MEDIAN EMPLOYEE
In order to identify our median employee, we began with a list of all of our employees, world-wide, who were employed by Carter’s or one of its wholly-owned subsidiaries on October 1, 2025. Of these employees, approximately 43% were full-time employees, 60% were part- time employees, and 11%
were seasonal or temporary employees. Approximately 76% of our employees were employed in our retail stores in North America, and approximately 77% of those retail employees were part-time.
We then calculated each employee’s compensation for 2025. When making this calculation, we:
•consistently used each employee’s total salary for the 2025 calendar year as stated on the gross compensation line on their Form W-2 (or international equivalent);
•annualized salaries for those full-time and part-time employees that were not employed for the full calendar year of 2025 (but we did not annualize seasonal or temporary employee data);
•excluded benefits, such as health care contributions; and
•for compensation paid in currencies other than U.S. dollars, applied an exchange rate into
U.S. dollars that was based on rates published by xe.com on October 1, 2025.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Because the
SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies—including companies in our peer group—may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation &
Human Capital Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, the table summarizing executive compensation paid versus financial performance measures for our five most recently completed fiscal years is set forth below:

Year (a)
	Summary Compensation Table Total for Michael D. Casey (b)	Compensation Actually Paid to Michael D. Casey(1) (c)	Summary Compensation Table Total for Douglas C. Palladini (b)	Compensation Actually Paid to Douglas C. Palladini (2) (c)	Summary Compensation Table Total for Richard F. Westenberger (b)	Compensation Actually Paid to Richard F. Westenberger (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(4) (e)
2025	$387,185	$(1,952,845)	$7,496,679	$7,176,879	$3,964,938	$2,979,091	$2,309,931	$1,273,085
2024	9,146,769	2,030,618	—	—	—	—	2,242,388	586,590
2023	10,088,133	7,858,875	—	—	—	—	3,061,079	2,624,467
2022	8,606,754	4,760,564	—	—	—	—	2,264,230	1,619,056
2021	11,056,385	13,931,119	—	—	—	—	3,801,288	4,249,437

Year (a)	Value of Initial Fixed $100 investment based on:
	Total Shareholder Return(5) (f)	Peer Group Total Shareholder Return(6) (g)	Net Income (dollars in thousands)(7) (h)	Adjusted Operating Income (dollars in thousands)(8) (i)
2025	$41.57	$68.73	$91,796	$175,991
2024	66.48	75.04	185,509	286,550
2023	87.61	79.40	232,500	327,816
2022	83.53	73.49	250,038	388,171
2021	109.08	112.50	339,748	500,764
(1)The dollar amounts reported in the column “Compensation Actually Paid to Michael D. Casey” (column (c)) represent the amount of Compensation
Actually Paid to Michael Casey, our former CEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year.
(2)The dollar amounts reported in the column “Compensation Actually Paid to Douglas C. Palladini” (column (c)) represent the amount of Compensation
Actually Paid to Mr. Palladini, our Chief Executive Officer & President, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year.
(3)The dollar amounts reported in the column “Compensation Actually Paid to Richard F. Westenberger” (column (c)) represent the amount of
Compensation Actually Paid to Mr. Westenberger, who served as Interim Chief Executive Officer & President from January 5, 2025 through April 3,
2025, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. To calculate Compensation Actually Paid to the CEO, for each of the years shown, the following amounts were deducted from and added to Summary Compensation Table total compensation:

	PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation for Michael D. Casey
Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total(i)	Equity Award Adjustments(ii)	Compensation Actually Paid
2025	$387,185	$—	$(2,340,030)	$(1,952,845)
2024	9,146,769	(6,976,664)	(139,487)	2,030,618
2023	10,088,133	(6,500,098)	4,270,840	7,858,875
2022	8,606,754	(6,500,136)	2,653,947	4,760,564
2021	11,056,385	(6,500,323)	9,375,057	13,931,119

	PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation for Douglas C. Palladini
Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total(i)	Equity Award Adjustments(ii)	Compensation Actually Paid
2025	$7,496,679	$(4,955,424)	$4,635,624	$7,176,879

	PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation for Richard F. Westenberger
Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total(i)	Equity Award Adjustments(ii)	Compensation Actually Paid
2025	$3,964,938	$(1,900,195)	$914,348	$2,979,091
(i)Represents the grant date fair value of equity-based awards granted each year, as shown in the Stock Awards column of the Summary
Compensation Table.
(ii)Reflects the value of equity-based awards calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown under generally accepted accounting principles. The fair value of our performance-based restricted stock is calculated based on the probable outcome of the performance conditions determined as of the last day of the fiscal year and our closing stock price on such day. The determination of equity award adjustments to Summary Compensation Table total compensation is detailed in the supplemental table below.

	PEO Equity Component of Compensation Actually Paid for Michael D. Casey

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$—	$(1,226,660)	$—	$(1,113,370)	—	—	$(2,340,030)
2024	3,470,704	(3,882,120)	—	271,929	—	—	(139,487)
2023	5,587,004	(1,441,983)	—	125,819	—	—	4,270,840
2022	4,923,201	(1,890,720)	—	(378,534)	—	—	2,653,947
2021	6,710,481	2,626,294	—	38,282	—	—	9,375,057

	PEO Equity Component of Compensation Actually Paid for Douglas C. Palladini

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$4,635,624	$—	$—	$—	—	—	$4,635,624

	PEO Equity Component of Compensation Actually Paid for Richard F. Westenberger

Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$1,452,898	$(467,418)	$—	$(71,132)	—	—	$914,348

(4)The dollar amounts reported in the column “Average Compensation Actually Paid to Non-PEO NEOs” (column (e)) represent the average amount of
Compensation Actually Paid to the non-CEO named executive officers (“Non-CEO NEOs”) as a group, as computed in accordance with Item 402(v) of
Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-CEO NEOs during the applicable year. The Non-CEO NEOs reflected in columns (d) and (e) consist of the following individuals for each of the years shown: 2025—Emily Evert,
Allison Peterson, Karen Smith, and Kendra Krugman; 2024—Richard Westenberger, Kendra Krugman, Allison Peterson, Raghu Sagi, and Brian Lynch;
2023—Richard Westenberger, Brian Lynch, Kendra Krugman, and Julie D'Emilio; 2022—Richard Westenberger, Brian Lynch, Patrick Moore, and Kendra
Krugman; 2021—Richard Westenberger, Brian Lynch, Patrick Moore, and Peter Smith. To calculate Compensation Actually Paid to our Non-CEO NEOs for each of the years shown, the following amounts were deducted from and added to Summary Compensation Table total compensation.

	Average Non-PEO NEOs Summary Compensation Table Total to Compensation Actually Paid Reconciliation*
Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total(i)	Equity Award Adjustments(ii)	Compensation Actually Paid
2025	$2,309,931	$(1,100,078)	$63,232	$1,273,085
2024	2,242,388	(1,680,057)	24,259	586,590
2023	3,061,079	(1,662,929)	1,226,317	2,624,467
2022	2,264,230	(1,313,039)	667,866	1,619,056
2021	3,801,288	(1,987,866)	2,436,014	4,249,437
*Amounts in rows may not add exactly to the total due to rounding.
(i)Represents the grant date fair value of equity-based awards granted each year, as shown in the Stock Awards column of the Summary
Compensation Table.
(ii)Reflects the value of equity-based awards calculated in accordance with the SEC methodology for determining Compensation Actually Paid for each year shown under generally accepted accounting principles. The fair value of our performance-based restricted stock is calculated based on the probable outcome of the performance conditions determined as of the last day of the fiscal year and our closing stock price on such day. The determination of equity award adjustments to SCT total compensation is detailed in the supplemental table below.

		Average Non-PEO NEOs Equity Component of Compensation Actually Paid
Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$1,125,347	$(443,311)	$—	$(148,910)	$(469,894)	$—	$63,232
2024	1,140,756	(919,949)	—	124,924	(321,472)	—	24,259
2023	1,476,966	(269,558)	—	18,909	—	—	1,226,317
2022	994,495	(272,340)	—	(54,289)	—	—	667,866
2021	2,052,134	372,284	—	11,596	—	—	2,436,014
(5)The amounts in the column “Total Shareholder Return” (column (f)) are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming reinvestment of all dividends, if any, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)Represents the weighted peer group Total Shareholder Return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P Composite 1500 Apparel, Accessories &
Luxury Goods.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Management defines and calculates Adjusted Operating Income as Operating Income as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items. Adjusted Operating Income is a non-GAAP measure. A reconciliation of Operating Income to Adjusted
Operating Income can be found in the Appendix to this Proxy Statement.
PAY VERSUS PERFORMANCE LIST OF IMPORTANT FINANCIAL MEASURES
The list below consists of our most important performance measures used to link “Compensation
Actually Paid” to our NEOs for our performance, over the fiscal year ending January 3, 2026. These measures are used to determine annual incentive payouts and are also key metrics under our performance-based restricted stock awards. The performance measures included in this list are not ranked by relative importance:
•Net Sales
•Adjusted Operating Income
•Adjusted Diluted EPS
•Operating Cash Flow

Net Sales and Operating Cash Flow are calculated in accordance with generally accepted accounting principles. As noted above, management defines and calculates Adjusted Operating Income as
Operating Income as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items, and management defines Adjusted Diluted EPS as Diluted EPS as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items.
PAY VERSUS PERFORMANCE DESCRIPTIVE DISCLOSURE
Actual compensation paid ultimately depends on 1) the ability to meet the specific Company targets
(net sales, adjusted operating income, adjusted diluted EPS, and operating cash flow) and/or the progress in meeting the specific Company targets and 2) the performance of the Company’s stock price.
The following graph summarizes the relationship between Total Shareholder Return (“TSR”) and executive compensation actually paid to the CEO and the Non-CEO NEOs and the relationship between the TSR of the Company and its peer group over the last four completed years:
The following graph summarizes the relationship between the adjusted operating income and net income performance measures included in the table and the executive compensation actually paid to the CEO and the Non-CEO NEOs over the last five completed years:

TRANSACTIONS WITH RELATED PERSONS,
PROMOTERS, AND CERTAIN CONTROL PERSONS
The Company has a written policy that requires all transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, promulgated under the Exchange Act, to be reviewed by our Chief Financial Officer & Chief Operating Officer and our Chief Administrative
& Compliance Officer, Corporate Secretary (or their designees) with our Audit Committee and approved by our Audit Committee. In connection with exercising such oversight, the Audit
Committee reviewed and approved the following related party transaction.
Prior to her appointment as Chief Strategy Officer of the Company in August 2025, Emily D.
Evert was a managing director and partner at The Boston Consulting Group, Inc. (“BCG”), a global strategic management consulting firm.
In fiscal 2024, the Company engaged BCG to provide general consulting services and to support operating model improvement initiatives in fiscal 2025. The aggregate fees paid to
BCG were approximately $4.9 million in fiscal 2024 and $14.8 million in fiscal 2025. These transactions were entered into with BCG prior to Ms. Evert’s joining the Company and the engagements with BCG were entered into on terms Management believes to be consistent with those negotiated in an arm’s-length transaction with an unrelated third party.
The Company considers the following to be related parties: any director or executive officer of the
Company; any nominee for election as a director; any security holder who is known to the Company to own more than five percent of any class of the Company’s voting securities; and any member of the immediate family of any of the parties listed above including such party’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of Carter’s common stock owned by each of the following parties as of the record date of March 20, 2026, or as of such other date as indicated: (a)
each person known by Carter’s to own beneficially more than five percent of the outstanding common stock; (b) our NEOs; (c) each director; and (d) all directors and executive officers as a group. Unless otherwise indicated below, the holder’s address is 3438 Peachtree Road NE, Suite 1800, Atlanta,
Georgia 30326.

Name of Beneficial Owner	Shares	Percent
BlackRock, Inc. (1)	5,282,565	14.3%
RWWM, Inc. (2)	2,574,729	7.0%
Michael D. Casey (3)	367,091	1.0%
Emily D. Evert (3)	97,468	*
Kendra D. Krugman (3)	87,833	*
Douglas C. Palladini (3)	354,168	*
Allison M. Peterson (3)	67,723	*
Karen G. Smith (3)	55,575	*
Richard F. Westenberger (3)	183,923	*
Rochester Anderson, Jr.	13,037	*
Jeffrey H. Black	13,037	*
Hali Borenstein	17,007	*
Luis Borgen	13,405	*
Jevin S. Eagle	22,729	*
Mark P. Hipp	16,918	*
William J. Montgoris	49,612	*
Stacey S. Rauch	13,037	*
Gretchen W. Schar	17,475	*
Stephanie P. Stahl	13,037	*
All directors, including nominees, and current executive officers as a group (19 persons) (3)	1,168,162	3.2%
*Indicates less than 1% of our common stock.
(1)This information is based on Schedule 13G/A filed with the SEC on July 17, 2025. BlackRock, Inc. has sole voting power covering 5,194,680 shares and sole dispositive power covering 5,282,565 shares of our common stock. The address for
BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)This information is based on Schedule 13G/A, filed with the SEC on March 6, 2026. RWWM Inc. has sole dispositive power covering
2,566,125 and shared dispositive power covering 8,604 shares of our common stock; RWWM Inc. 401(k) Profit Sharing Plan has shared voting power covering 8,604 shares of our common stock; Scott P. Roseman has shared voting power covering 8,604 shares and shared dispositive power covering 2,574,729 of our common stock: and Aaron J. Wagner has sole voting power covering 849 shares and shared voting power covering 8,864 shares and sole dispositive power covering 849 shares and shared dispositive power covering 2,574,729 of our common stock. The address for each entity is 4970 Rocklin Road, Suite 200, Rocklin, California 95677.
(3)This amount includes the (a) number of shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 20, 2026, and (b) shares of unvested restricted stock and unvested performance-
based restricted stock. See the detail for each NEO and all current executive officers as a group below.

Name	Owned & Vested Common Stock	Exercisable Stock Options	Restricted Common Stock	Unvested Performance- Based Restricted Stock
Douglas C. Palladini	—	—	161,347	192,821
Richard F. Westenberger	83,588	12,048	53,383	34,904
Emily D. Evert	—	—	86,308	11,160
Allison M. Peterson	7,663	—	48,900	11,160
Karen G. Smith	10,985	—	27,746	16,844
Michael D. Casey	327,431	—	—	39,660
Kendra D. Krugman	87,833	—	—	—
All current executive officers as a group	517,500	12,048	377,684	306,549

DELINQUENT SECTION 16 REPORTS
Section 16(a) of the Securities Exchange Act requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company with respect to fiscal 2025, the Company believes that all forms were filed in a timely manner during fiscal 2025.

PROPOSAL NUMBER TWO:
ADVISORY VOTE ON APPROVAL OF EXECUTIVE
COMPENSATION
The Compensation Discussion and Analysis section of this proxy statement beginning on page 33 describes Carter’s executive compensation program and the compensation decisions that the
Compensation and Human Capital Committee and Board of Directors made in fiscal 2025 with respect to the compensation of Carter’s NEOs.
Carter's is committed to achieving long-term, sustainable growth and increasing stockholder value.
Carter’s compensation program for its NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of the
NEOs’ total direct compensation to Carter's performance in the form of incentive compensation.
The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, that the compensation paid to Carter’s NEOs, as disclosed in Carter’s Proxy
Statement for the 2026 Annual Meeting of Stockholders, including the Compensation
Discussion & Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This proposal is commonly referred to as the “say-on-pay” vote and is required pursuant to Section
14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Although the vote we are asking you to cast is non-binding, the Compensation & Human
Capital Committee and the Board value the views of our stockholders and intend to consider the outcome of the vote when determining future compensation arrangements for our NEOs.
The Board recommends a vote FOR the
approval of compensation of Carter’s
NEOs as disclosed in this proxy
statement.
VOTE REQUIRED
Because this Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation & Human Capital Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs.
Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

PROPOSAL NUMBER THREE:
APPROVAL OF THE COMPANY’S AMENDED AND
RESTATED EQUITY INCENTIVE PLAN
Introduction and Background
The Company’s Amended and Restated Equity Incentive Plan, as adopted on April 15, 2001 and approved by stockholders on August 15, 2001, and subsequently amended, restated and renamed (the
“Existing Equity Incentive Plan”), provides for the grant or award of stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards to eligible employees and directors. To date, we have granted stock options and restricted stock awards, subject to time and/or performance vesting, under the Existing Equity Incentive Plan, including the grants to the
NEOs shown above in this proxy statement. We believe that the grants awarded under the Existing
Equity Incentive Plan help with retention of our NEOs and other executives and key personnel and also serve to link a portion of their compensation to measures of our performance to provide an incentive for successful long-term strategic management of the Company. The Compensation & Human Capital
Committee (the “Committee”), the Board, and the Company’s management believe it is in the best interest of the Company and its stockholders to amend and restate the Existing Equity Incentive Plan
(as amended and restated, the “Equity Incentive Plan”) to, among other things, increase the number of shares available for issuance. In recommending that the Board adopt the Equity Incentive Plan, the
Committee, along with its independent compensation consultant, considered our historical and expected usage of equity compensation (also referred to as burn rate), the number of shares remaining for awards under the Existing Equity Incentive Plan, potential dilution from the Equity Incentive Plan, the importance of continuing the Company’s long-standing successful compensation program, the number of shares relative to our peers and anticipated grant practices, and the potential effect of the Equity
Incentive Plan on our stockholders. The Committee also indicated its desire to seek approval of a number of shares that are expected to allow the Company to award equity compensation for the next three years before again needing to seek stockholder approval. Accordingly, our stockholders are being asked to approve the Equity Incentive Plan. We believe that the increase in shares available for awards under the Equity Incentive Plan is essential to our continued success in attracting, retaining, motivating and rewarding our employees and directors and therefore, the amendment and restatement is in the best interests of the Company and our stockholders.
The Existing Equity Plan will be amended and restated to:
•Increase the maximum number of shares of stock available for delivery under the Equity
Incentive Plan to 20,778,392 shares, which consists of 582,345 shares of previously authorized, but unissued, equity (as of the Record Date) under the Existing Equity Incentive Plan and
2,000,000 newly authorized shares;
•Remove the fungible share limit (i.e., where stock options and stock appreciation rights count against the Equity Incentive Plan’s share limit as 1.46 shares for every one share of stock underlying the award);
•Add a one-year minimum vesting requirement for all awards, except for up to 5% of the shares of stock available for issuance under the Equity Incentive Plan and certain assumed and substituted awards in a corporate transaction; and
•Specifically prohibit the payment of dividends and dividend equivalents on unvested awards.
In light of these changes, the Equity Incentive Plan is being submitted to stockholders for approval at the Annual Meeting (as described more fully below under “Vote Required”).
As of March 20, 2026, there were 1,382,068 shares of our stock subject to outstanding unvested restricted stock awards (time-based and performance-based) and 100,123 shares of our stock subject to outstanding stock options, with a weighted average exercise price of $103.27 and a weighted average remaining term of 1.21 years. The market value of the stock underlying these outstanding restricted stock awards and stock options was approximately $50,735,398, based on the closing price of our stock on March 20, 2026.
The modifications described above and the following descriptions of the Equity Incentive Plan are each a summary of the principal features of the Equity Incentive Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the Equity Incentive Plan which is attached hereto as Appendix B. The Equity Incentive Plan is not qualified under Section 401 of the
Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as
amended. The Board and the Committee have approved the Equity Incentive Plan, subject to stockholder approval.
The Company intends to file a registration statement under the Securities Act of 1933, as amended, covering additional shares of common stock reserved for issuance under the Equity Incentive Plan after approval of the Equity Incentive Plan.
Summary of the Equity Incentive Plan
Purpose. The Equity Incentive Plan enhances the Company’s ability to continue to attract and retain key employees and directors, reward such individuals for their contributions, and encourage such individuals to take into account the long-term interests of the Company and its subsidiaries. To this end, the Equity Incentive Plan permits the Company to grant a variety of stock-based awards and related benefits, including stock options, stock appreciation rights, restricted or unrestricted stock awards, promises to deliver stock in the future, and rights to receive stock based on performance.
Eligibility and Participation. Directors and key employees who, in the opinion of the Equity Incentive
Plan’s administrator, are in a position to make a significant contribution to the success of the Company and its subsidiaries will be eligible to receive awards under the Equity Incentive Plan. As of March 20,
2026, the Company estimated it had approximately 167 employees and directors eligible to receive awards under the Equity Incentive Plan.
Effective Date and Term. If Proposal Number Three is approved, the effective date of the Equity
Incentive Plan will be February 19, 2026, the date our Board of Directors approved the Equity Incentive
Plan; however, except as provided in the Equity Incentive Plan, any award under the Equity Incentive
Plan made prior to stockholder approval of the Equity Incentive Plan shall be subject to the terms of the
Existing Equity Incentive Plan (as in effect prior to its amendment and restatement to be approved at this Annual Meeting). Although the number of shares that may be granted under the Equity Incentive
Plan is limited, as described below, there is no time limit on the duration of the Equity Incentive Plan itself.
Administration. The Equity Incentive Plan is administered by, or under the direction of, the Committee
(the “Administrator”). The Administrator will set the terms of all awards including the exercise price for awards that have one. Subject only to the limitations provided in the Equity Incentive Plan, the
Administrator has discretionary authority to interpret the Equity Incentive Plan; determine eligibility for and grant awards; determine, modify, or waive the terms and conditions of any award; prescribe forms, rules, and procedures; and otherwise do all things necessary to carry out the purposes of the Equity
Incentive Plan.
Shares Subject to the Equity Incentive Plan
Number of Shares. Subject to possible adjustment as described in Appendix B, the aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the
Equity Incentive Plan is 20,778,392 (assuming the Equity Incentive Plan is approved by stockholders).
This represents an increase of 2,000,000 shares from the number of shares of common stock that could be delivered under the Existing Equity Incentive Plan (18,778,392), of which 542,178 remained available for future grants and awards as of the Record Date. This amount is subject to adjustment in the event of certain changes in our capitalization as described below. In addition, the actual share limit that will be set forth in the final terms of the Equity Incentive Plan will reflect incremental changes in the number of shares of stock remaining available under the Existing Equity Incentive Plan to reflect issuances and forfeitures of equity awards following our March 20, 2026 record date through the effective date of the Equity Incentive Plan (assuming stockholder approval).
With respect to stock appreciation rights, if such a right is exercised, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be reduced by the aggregate number of shares subject to the stock appreciation right and not just the number of shares actually delivered upon exercise of the stock appreciation right. If shares of common stock are withheld from an award granted under the Equity Incentive Plan in order to satisfy tax withholding obligations, the number of shares of stock deemed to have been issued under the Equity Incentive Plan will be the aggregate number of shares subject to the award or the portion of the award that was exercised or settled and not the net number of shares actually issued. No incentive stock options may be granted under the Equity
Incentive Plan.
If any award granted under the Equity Incentive Plan terminates, or is otherwise forfeited in whole or in part, before it is fully exercised, or upon exercise is satisfied other than by delivery of stock, the number of shares as to which such award was not exercised shall be available for future grants.
Individual Award Limits. The maximum number of shares of stock with respect to which stock options or stock appreciation rights may be granted to any person in any calendar year and the maximum number of shares of stock subject to stock appreciation rights granted to any person in any calendar year will each be 1,000,000. The maximum benefit that may be paid to any person under other awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).
Adjustments to Awards
In the event of a stock dividend, stock split, or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Equity Incentive Plan and to the maximum share limits on awards to individual participants. The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards, and any other provision of awards affected by such change. In general, such adjustments may be made only if and to the extent that such adjustments will not constitute a modification, extension or renewal of such awards under
Section 424(h)(3) of the Code (in the case of incentive stock options), a modification under Section
409A of the Code (in the case of nonstatutory stock options), or adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
Shares to be Delivered. Shares delivered under the Equity Incentive Plan will be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury.
No fractional shares will be delivered under the Equity Incentive Plan.
Awards
Stock Options. The Administrator may from time to time award stock options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price and subject to other terms and conditions. Only non-statutory options may be granted under the Equity Incentive Plan. The expiration date of a stock option cannot be more than ten years after the date of the original grant. The exercise price of any option granted under the Equity Incentive Plan cannot be less than the fair market value of the underlying stock on the date of grant. The Administrator also determines all other terms and conditions related to the exercise of a stock option, including the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights under the Equity
Incentive Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant. The expiration date of a stock appreciation right cannot be more than ten years after the date of the original grant.
Restricted and Unrestricted Stock Awards; Deferred Stock. The Equity Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met such as vesting requirements. Other awards under the Equity Incentive Plan may also be settled with restricted stock.
The Equity Incentive Plan also provides for deferred stock grants entitling the recipient to receive shares of common stock in the future on such conditions as the Committee may specify.
Performance Awards. The Committee may also make awards subject to the satisfaction of specified performance criteria. Whether a performance award results in payment to a participant will depend on the extent to which the performance goals or other conditions established by the Committee are satisfied at the end of the performance period. The performance criteria used in connection with a particular performance award will be determined by the Committee during the first 90 days of the applicable performance period based on one or more of criteria, including, but limited to: sales;
revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like;
reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. The performance goals can be established on an absolute or relative basis to measure the performance of the Company as a whole, or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate.
Following the completion of a performance period, the Committee will certify in writing whether, and to what extent, the performance goals have been achieved and, if so, calculate and certify in writing the amount of the performance awards earned for the period. The Committee will have the discretion to adjust downward, the amount of the performance award that is earned and payable.
The Committee, in its evaluation of the achievement of the performance goals, may adjust the calculation by including or excluding the following events to prevent the dilution or enlargement of the award: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (d) any reorganization and restructuring programs; (e) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (f) acquisitions or divestitures; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign exchange gains and losses; and (i) a change in the Company’s fiscal year.
Vesting.  Awards granted after the stockholders approve the Equity Incentive Plan may not vest prior to the one-year anniversary of the date of grant; provided, however, that the following awards are not subject to this minimum vesting requirement: (a) awards granted pursuant to an assumption of, or substitution for, another award in connection a “covered transaction” (as defined in the Equity Incentive
Plan) or similar corporate transaction and (b) up to 5% of the number of shares of stock available for issuance under the Equity Incentive Plan (including the shares that become available for issuance again under the Equity Incentive Plan).
Dividends & Dividend Equivalents. With the exception of stock options and stock appreciation rights, the Committee may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to stock subject to an award, consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Code. However, dividends, dividend equivalents or similar entitlements are subject to the same restrictions and vesting conditions that apply to the underlying award and will be paid (without interest) in accordance with the terms of the underlying award (if not forfeited).
Non-Transferability. No award may be transferred other than by will or by the laws of descent and distribution, and during a participant’s lifetime an award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (a) an award of unrestricted stock or (b) an award of restricted stock after such award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
Treatment of Awards in Connection with a Covered Transaction. For purposes of the Equity
Incentive Plan, a “covered transaction” generally means any of the following: (a) an acquisition of
Company stock by a person (or more than one person acting as a group) that, together with the stock already held by such person or group, result in such person or group owning more than 50% of the total value or total voting power of the Company; (b) a person (or more than one person acting as a group)
acquiring more than 50% of the Company’s stock; (c) a change in composition of a majority of the members of the Board; or (d) a sale of substantially all of the Company’s assets. In connection with a
“covered transaction,” the Administrator may provide for the assumption or substitution of some or all outstanding awards by the acquirer or survivor. If there is no assumption or substitution, then except as otherwise provided in the award agreement, awards will generally be treated as follows:
•Stock appreciation rights will become fully exercisable and such shares issued, and the delivery of shares of stock issuable under each outstanding deferred stock award will be accelerated, in each case on a basis that gives the holder the opportunity to participate as a stockholder in the covered transaction.
•With respect to restricted stock awards, all forfeiture and transfer restrictions will lapse, unless the Administrator determines that the amounts paid in respect of such restricted stock in connection with the covered transaction should be placed in escrow or otherwise made subject to such restrictions in order to carry out the intent of the Equity Incentive Plan.
•With respect to stock options, the Administrator may, in its sole discretion, (a) make any outstanding stock options exercisable in part or in full, (b) remove any performance or other conditions or restrictions on any stock options, and/or (c) cancel the stock options in exchange for a payment equal to the difference between the option exercise price and the fair market value of the Company’s stock.
Notwithstanding any provision of the Equity Incentive Plan to the contrary, in the event of a covered transaction, the Administrator may in its discretion and upon at least five days’ advance notice, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of Stock received or to be received by other stockholders of the Company. In the case of any stock option or stock appreciation right with an exercise price that equals or exceeds the price to be paid for a share of stock in connection with the
“covered transaction,” the Administrator may cancel the award without the payment of consideration therefor.
If an award is substituted and within two years following the “covered transaction,” the employee is terminated by the successor employer without “cause” (as defined in the Equity Incentive Plan) or if the employee is an executive officer (who is subject to reporting under Section 16 of the Exchange Act) and the employee terminates his or her employment for “good reason” (as defined in the Equity Incentive
Plan) then, unless otherwise provided in an award agreement: (a) all stock options and stock appreciation rights will become immediately vested and exercisable, (b) all restrictions on restricted stock will lapse, (c) performance awards will vest with respect to each performance measurement tranche completed during the performance period prior to termination (or, if the performance period is not divided into separate performance measurement tranches, then proportionately), with payment to be made based on the greater of target performance or actual performance in cash or in stock, and (d)
the delivery of shares issuable under deferred stock awards will be accelerated.
Effect, Discontinuance, Cancellation, Amendment, and Termination. Neither adoption of the Equity
Incentive Plan nor the grant of awards to a participant shall affect our right to make awards to such participant that are not subject to the Equity Incentive Plan, to issue shares to such participant as a bonus or otherwise, or to adopt other plans or compensation arrangements under which shares may be issued.
The Administrator may at any time discontinue granting awards under the Equity Incentive Plan. With the consent of the participant, the Administrator may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Administrator specifies. The
Administrator may, but is not obligated to, at any time amend the Equity Incentive Plan or any outstanding award for the purpose of satisfying the requirements of Section 409A or Section 422 of the
Code, or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Equity Incentive Plan as to any further grants of awards. However, except to the extent expressly required by the Equity Incentive Plan, no such amendment may materially adversely affect the rights of any participant (without his or her consent)
under any award previously granted, nor may such amendment, without the approval of the stockholders, effectuate a change for which stockholder approval is required under the listing standards of the NYSE or in order for the Equity Incentive Plan to continue to qualify for the award of incentive stock options under Section 422 of the Code.
The Equity Incentive Plan prohibits, without stockholder approval, the “re-pricing” of any award, which includes (i) a lowering of the exercise price, (ii) the cancellation of an outstanding stock option or SAR accompanied by the grant of a replacement award of the same or a different type and (iii) the cancellation of a stock option or SAR whose exercise price is greater than the fair market value of such award accompanied by the payment of cash to the participant.
Clawback
All awards granted under the Equity Incentive Plan, including shares of stock or other cash or property received with respect to the award, are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with any clawback, recovery, recoupment or other similar policy, including the Carter’s, Inc. Clawback Policy, as in effect from time to time. The Administrator may impose such other clawback, recovery or recoupment provisions as are necessary or appropriate. By accepting an award, a holder agrees to be bound by any clawback policy.
Federal Tax Effects
The following discussion summarizes the material Federal income tax consequences of the awards under the Equity Incentive Plan, based on the federal income tax laws in effect on the date of this proxy statement. The summary does not purport to be a complete description of federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local, or non-United
States taxes.
Non-Statutory Options. In general, an optionee realizes no taxable income at the time of the grant of a non-statutory option, but realizes ordinary income in connection with the exercise of the option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as a long-or short-term capital gain or loss, depending on the period the shares are held, for which we are not entitled to a deduction.
Restricted Stock. A participant will not recognize any taxable income upon an award of restricted stock if such shares are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time such shares become transferable or are no longer subject to a substantial risk of forfeiture. This tax treatment will generally apply unless the participant elects, pursuant to Section 83(b)
of the Code, to be taxed at the award date based on the fair market value of the shares on the award date. Assuming compliance with the applicable tax withholding and reporting requirements, the
Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant in connection with his or her restricted stock award in the same tax year in which the participant recognizes that ordinary income. Dividends paid with respect to restricted stock will be taxable as compensation income to the participant; provided that if a participant makes an election pursuant to Section 83(b) of the Code (as discussed above), any dividends paid with respect to that restricted stock will be treated as dividend income rather than compensation income.
Performance Awards, Deferred Stock, Dividends and Dividend Equivalents. The grant of performance awards, deferred stock, dividends, dividend equivalents or similar entitlements generally should not result in the recognition of taxable income by the participant or a tax deduction by the
Company. Upon the settlement or payment of such an award, the participant will generally have taxable ordinary income equal to the amount of any cash received (before applicable tax withholding) or the then-current fair market value of the shares of stock received, and the Company will have a corresponding tax deduction. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences for restricted stock, described above. If the award consists of unrestricted shares of stock, the participant will immediately recognize taxable ordinary income equal to the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.
Withholding. The Company will have the right to deduct any federal, state, local, or foreign taxes required by law to be withheld from all awards paid in cash. If awards are paid in shares of stock, the
Company may withhold a portion of the shares issuable to the participant, the fair market value of which equals such withholding taxes.
Section 409A. Section 409A of the Code governs deferred compensation arrangements. The Company intends that awards under the Equity Incentive Plan will generally not be subject to the provisions of
Section 409A. If an award may be covered by Section 409A, the Company may unilaterally make changes to the award to the extent necessary to avoid adverse tax treatment under Section 409A. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests.
Section 280G. Under certain circumstances, the accelerated vesting, exercise or payment of awards under the Equity Incentive Plan in connection with a “change of control” might be deemed an “excess parachute payment” for purposes of the provisions of Section 280G of the Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.
Section 162(m). Under Section 162(m) of the Code, we may not deduct compensation of more than $1 million paid to the Company’s “covered employees,” which includes (a) any individual who at any time during the taxable year is either our principal executive officer or principal financial officer, or an employee whose total compensation for the tax year is required to be reported to our stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer, and (b) any person who was a covered employee at any time after December 31, 2016.
Plan Benefits. The future benefits or amounts that executive officers, non-management directors, and non-executive officer employees may receive under the Equity Incentive Plan are discretionary and are therefore not determinable at this time.
Information regarding our recent practices with respect to equity-based compensation under the Equity
Incentive Plan is presented elsewhere in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
The foregoing is only a summary of the Equity Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.
The Board recommends a vote FOR the approval of the Equity Incentive Plan.
VOTE REQUIRED
The approval of Proposal Number Three requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at our Annual Meeting. Votes to abstain and broker non-votes will be counted toward a quorum, but will be excluded entirely from the tabulation of votes and, therefore, will not affect the outcome of the vote on this proposal.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plan as of the end of its last fiscal year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(a)	129,571 (b)	$100.51	1,336,742
Equity compensation plans not approved by security holders	—	—	—
Total	129,571	$100.51	1,336,742
(a)Represents stock options that are outstanding or that are available for future issuance pursuant to the Carter’s, Inc. Amended and
Restated Equity Incentive Plan.
(b)The weighted-average contractual life for all outstanding stock options as of fiscal year end was approximately 1.31 years. No such value is included for restricted shares.

AUDIT COMMITTEE REPORT
The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board. The Audit Committee’s charter is available in the investor relations section of our website at ir.carters.com. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended January 3, 2026 with management, including a discussion of the quality of financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company
Accounting Oversight Board, relating to communication with audit committees.
In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company
Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with PwC its independence from the Company and the Company’s management.
Based on the reviews and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the
Annual Report on Form 10-K for filing with the SEC.
Submitted by the Audit Committee
Mr. Jeffrey H. Black, Chairperson
Mr. Luis Borgen
Mr. Jevin S. Eagle
Mr. Mark P. Hipp
The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee
Report by reference therein.

PROPOSAL NUMBER FOUR:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee of the Board has appointed PwC to serve as Carter’s independent registered public accounting firm for fiscal 2026. The Board is submitting the appointment of PwC as Carter’s independent registered public accounting firm for stockholder ratification and recommends that stockholders ratify this appointment. The Board recommends that stockholders ratify this appointment at the Annual Meeting. Stockholder ratification of the appointment of PwC is not required by law or otherwise. The Board is submitting this matter to stockholders for ratification because the Board believes it to be a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in Carter’s best interest and that of Carter’s stockholders. A representative of PwC is expected to virtually attend the Annual Meeting, and he or she will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information regarding Carter’s relationship with PwC, please refer to the Audit Committee Report above.
The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. The Audit Committee has pre-approved the use, as needed, of PwC for specific types of services that fall within categories of non-audit services, including various tax services. The
Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee or, pursuant to a limited delegation of authority by the Audit Committee to its Chair, by the Chair of the Audit Committee. All services rendered by PwC in the table below were pre-approved by the Audit Committee.
The aggregate fees that Carter's incurred for professional services rendered by PwC for fiscal years
2025 and 2024 were as follows:

	2025	2024
Audit Fees	$2,761,815	$2,331,100
Audit-Related Fees	340,000	—
Tax Fees	140,000	155,000
All Other Fees	2,000	2,000
Total Fees	$3,243,815	$2,488,100
•Audit Fees for fiscal years 2025 and 2024 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of Carter's, other auditing procedures related to goodwill and intangible asset impairment testing, and related out-of-pocket expenses.
•Audit-Related Fees for fiscal 2025 were for pre-implementation work for IT systems. There were no audit-related fees for 2024.
•Tax Fees for fiscal years 2025 and 2024 were for tax compliance services.
•All Other Fees for fiscal years 2025 and 2024 consisted of software license fees.

The Board recommends a vote FOR the ratification of the appointment of
PricewaterhouseCoopers LLP as the Company’s independent
registered public accounting firm for fiscal 2026.
VOTE REQUIRED
The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to Carter's will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
* * *
The following performance graph and return to stockholder information shown below are provided pursuant to Item 201(e) of Regulation S-K promulgated under the Exchange Act. The graph and information are not deemed to be “filed” under the Exchange Act or otherwise subject to liabilities thereunder, nor are they to be deemed to be incorporated by reference in any filing under the
Securities Act or Exchange Act unless we specifically incorporate them by reference.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL
MEETING
1. WHY AM I RECEIVING THIS PROXY STATEMENT?
The Board of Directors (the “Board”) of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is
soliciting proxies for our virtual 2026 Annual Meeting of Stockholders on May 13, 2026, at 1:00 p.m.
Eastern Time (the “Annual Meeting”). This proxy statement and accompanying proxy card are being mailed on or about April 1, 2026, to stockholders of record as of March 20, 2026, the record date (the
“Record Date”) for the Annual Meeting.
You are receiving this proxy statement because you owned shares of Carter’s common stock on the
Record Date and are therefore entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. This proxy statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.
2. WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
The purpose of the Annual Meeting is to address the following business matters:
1.Election of the nine nominated directors (see page 26);
2.Advisory approval of the compensation for our named executive officers for 2025 (“NEOs”) (the
“say-on-pay” vote) (see page 74);
3.Approval of the Carter’s Amended and Restated Equity Incentive Plan (see page 75)
4.Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Carter’s
independent registered public accounting firm for fiscal 2026 (see page 84); and
5.All other business that may properly come before the meeting.
3. WHO IS ASKING FOR MY VOTE?
Carter's is soliciting your proxy on behalf of the Board and is paying for the costs of this solicitation and proxy statement. Okapi Partners LLC has been retained by the Company to assist in the solicitation of proxies for a base fee not to exceed $12,500 (with select additional campaign services to be provided if requested at an additional fee), plus reimbursement for out-of-pocket expenses, to be borne by the
Company.
4. WHO CAN ATTEND THE ANNUAL MEETING?
All stockholders of record, or their duly appointed proxies, may attend the virtual Annual Meeting.
Beneficial holders who hold shares “in street name” may also be admitted to the virtual Annual Meeting, provided they obtain the appropriate control number from their broker or other nominee in order to access the virtual meeting. As of the Record Date, there were 36,877,450 shares of common stock issued and outstanding.
In order to attend the Annual Meeting, you must register at www.proxydocs.com/CRI. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and the ability to vote and submit questions during the Annual Meeting.
As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 13, 2026, stockholders may begin to login to the virtual Annual
Meeting fifteen minutes prior to the meeting, which will begin promptly at 1:00 p.m. Eastern Time.
5. HOW WILL THE VIRTUAL MEETING WORK?
We have designed the format of the Annual Meeting to provide our stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
During the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted during the meeting that are pertinent to Carter's, as time permits, and in accordance with our Rules and Procedures for Conduct of the Annual Meeting. On the day of and
during the Annual Meeting, you can view our Rules and Procedures for Conduct of the Annual
Meeting and submit any questions on the virtual meeting platform by using your unique link included in the email that you will receive one hour prior to the start of the Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on the Investor
Relations page of our website at ir.carters.com. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use
Carter’s resources, and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from any single stockholder.
Prior to and during the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. The technical support telephone number will be included in the access email you will receive one hour prior to the start of the
Annual Meeting.
6. WHAT ARE MY VOTING RIGHTS?
Each share of common stock is entitled to one vote on each matter submitted to stockholders at the
Annual Meeting.
7. WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER
OF RECORD AND AS A BENEFICIAL OWNER “IN STREET NAME”?
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust
Company, you are considered the stockholder of record for these shares. As the stockholder of record, you have the right to grant your voting proxy directly to the person(s) listed on your proxy card or vote in person (virtually) at the Annual Meeting.
If your shares are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual
Meeting. Because you are a beneficial owner and not the stockholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares. Your broker or other nominee should have provided directions for you to instruct the broker or nominee on how to vote your shares.
8. WHAT IS A BROKER NON-VOTE?
If you are a beneficial owner whose shares are held “in street name” and you do not provide voting instructions to your broker, your shares will not be voted on any proposal as to which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker only has discretionary authority to vote on Proposal Number Four. Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker how to vote your shares by returning your completed and signed voting instruction card.

9. WHAT CONSTITUTES A QUORUM?
A quorum is the minimum number of shares required to be present to transact business at the
Annual Meeting. Pursuant to Carter’s Bylaws, the presence at the Annual Meeting, in person (not available at this virtual Annual Meeting), by proxy, or by remote communication of the holders of at least a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes and abstentions will be counted as shares that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
10. WHAT ARE MY CHOICES WHEN CASTING A VOTE WITH RESPECT TO THE
ELECTION OF THE NINE NOMINATED DIRECTORS, AND WHAT VOTE IS NEEDED TO
ELECT THE DIRECTOR NOMINEES?
In voting on the election of the director nominees (“Proposal Number One”), stockholders may:
1.vote for any of the nominees;
2.vote against any of the nominees; or
3.abstain from voting on any of the nominees.
Pursuant to our Bylaws, a nominee will be elected if the number of votes properly cast “for” such director nominee exceed the number of votes cast “against” that nominee. Any nominee not receiving such majority, who is then serving as a director, must tender his or her resignation for consideration by the Board. Any nominee appointed to the Board, subject to stockholder approval, will not have been elected as a director at the Annual Meeting. Abstentions and broker non-votes will not have any impact on the outcome of this vote.
11. WHAT ARE MY CHOICES WHEN CASTING AN ADVISORY VOTE ON APPROVAL OF
COMPENSATION OF CARTER’S NEOS, COMMONLY REFERRED TO AS THE “SAY-ON-
PAY” VOTE, AND WHAT VOTE IS NEEDED TO APPROVE THIS PROPOSAL?
In voting on the compensation of Carter’s NEOs (“Proposal Number Two”), stockholders may:
1.vote for the approval of compensation of Carter’s NEOs, on an advisory basis, as described in this proxy statement;
2.vote against the approval of compensation of Carter’s NEOs, on an advisory basis, as described in this proxy statement; or
3.abstain from voting on compensation of Carter’s NEOs, on an advisory basis, as described in this proxy statement.
Because Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation & Human Capital Committee will consider the outcome of the vote when evaluating our compensation programs and making future compensation decisions for our NEOs.
Abstentions and broker non-votes, if any, will not have any effect on this advisory vote.
12. WHAT ARE MY CHOICES WHEN CASTING A VOTE WITH RESPECT TO APPROVAL
OF THE CARTER’S AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AND WHAT
VOTE IS NEEDED TO APPROVE THIS PROPOSAL?
In voting on the Amended and Restated Equity Incentive Plan (“Proposal Number Three”), stockholders may:
1.vote for the approval of the Amended and Restated Equity Incentive Plan;
2.vote against the Amended and Restated Equity Incentive Plan; or
3.abstain from voting.

Proposal Number Three requires the affirmative vote of a majority of the votes properly cast at our
Annual Meeting. Abstentions and broker non-votes will not have any impact on the outcome of this vote.
13. WHAT ARE MY CHOICES WHEN VOTING ON THE RATIFICATION OF THE
APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL 2026, AND WHAT VOTE IS NEEDED TO APPROVE
THIS PROPOSAL?
In voting on the ratification of PwC (“Proposal Number Four”), stockholders may:
1.vote to ratify PwC’s appointment;
2.vote against ratifying PwC’s appointment; or
3.abstain from voting on ratifying PwC’s appointment.
The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.
14. HOW DOES THE BOARD RECOMMEND THAT I VOTE?
The Board recommends a vote:
FOR the election of the nine nominated directors (Proposal Number One);
FOR the approval of the compensation of Carter’s NEOs, on an advisory basis, as described in this proxy statement (Proposal Number Two);
FOR the approval of the Amended and Restated Equity Incentive Plan (Proposal Number Three); and
FOR the ratification of the appointment of PwC (Proposal Number Four).
15. HOW DO I VOTE?
You may hold Company shares in multiple accounts and therefore receive more than one set of the proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.
Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, Equiniti Trust Company, you may authorize that your shares be voted at the Annual
Meeting in one of the following ways:

By Internet	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)
You may also vote by attending the meeting virtually through
www.proxydocs.com/CRI. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card.

Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person (virtually), you must register in advance at www.proxydocs.com/CRI. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend.
16. CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?
Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of the following three methods:
•by submitting written notice of revocation to Mr. Robinson at Carter’s address set forth in the 2026
Notice of Annual Meeting;
•by submitting another proxy by telephone, over the Internet, or by mail that is later dated and, if by mail, that is properly signed; or
•by voting at the virtual Annual Meeting.
If you hold your shares through a broker or other nominee and would like to change your voting instructions, please review the directions provided to you by that broker or nominee.
17. MAY I VOTE CONFIDENTIALLY?
Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.
18. WHO WILL COUNT THE VOTES?
A representative of Mediant, Inc. will count the votes and act as the inspector of election for the Annual
Meeting.
19. WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL
MEETING?
As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting and call for a vote of stockholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.
20. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.
21. WHAT IS “HOUSEHOLDING” OF THE ANNUAL MEETING MATERIALS?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address, by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Carter's and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Carter's if you hold shares registered directly in your name. You can notify Carter's by sending a written request to
Mr. Robinson at Carter’s address set forth in the 2026 Notice of Annual Meeting or by calling us at
(678) 791-1000.
22. HOW MAY I OBTAIN A COPY OF CARTER’S ANNUAL REPORT?
A copy of our fiscal 2025 Annual Report on Form 10-K (the “Annual Report”) accompanies this proxy statement and is available at https://ir.carters.com/financial-information/annual-reports.
Stockholders may also obtain a free copy of our Annual Report by sending a request in writing to Mr. Robinson at Carter’s address at 3438 Peachtree Road NE, Suite 1800, Atlanta, Georgia
30326, or by calling us at (678) 791-1000.
23. HOW DO I SUBMIT A PROPOSAL OR NOMINATE A DIRECTOR CANDIDATE FOR THE
2027 ANNUAL MEETING?
Any stockholder proposals or director nominations must be submitted in writing to our Secretary c/o
Carter's, Inc., 3438 Peachtree Road NE, Atlanta, Georgia 30326. Additional details for those submissions are as follows.
Stockholder Proposals
This section relates to stockholder proposals for the 2027 Annual Meeting other than director nominations. If you wish to nominate a director candidate, please see the section that follows under the heading “Nomination of Director Candidates”. The deadlines and requirements for submitting a stockholder proposal depend on whether the stockholder seeks to have the proposal included in the
2027 Proxy Statement using Rule 14a-8 under the Exchange Act:
•Proposals of Business Not Using Rule 14a-8: Under our Bylaws, if a stockholder wants to propose an item of business to be considered at the 2027 Annual Meeting, the stockholder must give advance written notice to our Secretary, which must be received no earlier than the close of business on January 13, 2027, and no later than the close of business on February 12,
2027. If, however, our 2027 Annual Meeting is held more than 30 days before or after May 13,
2027 (the one-year anniversary of our 2026 Annual Meeting), the notice must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of (1) the 90th day before such annual meeting or (2)
the tenth day following the date on which the public announcement of the date of such meeting is first made by Carter's. The advance written notice must comply with all applicable statutes and regulations, as well as certain other provisions contained in our Bylaws, which generally require the stockholder to provide a brief description of the proposed business, reasons for proposing the business, and certain information about the stockholder and Carter's securities held by the stockholder.
•Proposals of Business Using Rule 14a-8: A stockholder who wants to propose an item of business to be included in our 2027 Proxy Statement using Rule 14a-8 must follow the procedures provided in Rule 14a-8. In addition, the proposal must be received by our Secretary by December 2, 2026.
Nomination of Director Candidates
This section relates to nomination of director candidates. The deadlines and requirements for director candidates recommended for consideration or nominated by a stockholder are as follows:
•Recommending a Candidate for Nominating & Corporate Governance Committee
Consideration: Any stockholder who wishes to recommend a candidate for our Nominating &
Corporate Governance committee to consider nominating as a director at the 2027 Annual
Meeting should submit a written request and related information to our Secretary no later than
December 31, 2026, in order to allow for sufficient time to consider the recommendation.
•Directly Nominating a Director Candidate Under our Bylaws: Under our Bylaws, if a
stockholder plans to directly nominate a person as a director at the 2027 Annual Meeting, the stockholder must give advance written notice of the director nomination to our Secretary, which must be received no earlier than the close of business on January 13, 2027, and no later than the close of business on February 12, 2027. If, however, our 2027 Annual Meeting is held more than 30 days before or after May 13, 2027 (the one-year anniversary of our 2026 Annual
Meeting), the notice must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of (1) the 90th day before such annual meeting or (2) the tenth day following the date on which the public announcement of the date of such meeting is first made by Carter's. The notice must comply with all applicable statutes and regulations, as well as certain other provisions contained in our
Bylaws, which generally require the stockholder to provide certain information about the proposed nominee, the stockholder, and Carter's securities held by the stockholder, the nominee, and associated persons. In addition to satisfying those advance notice and other requirements in our Bylaws within the window set forth above, any stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees must comply with the Universal Proxy Rules set forth in Rule 14a-19 under the Exchange Act.
24. WHAT DO YOU MEAN BY FISCAL YEARS IN THIS PROXY STATEMENT?
Our fiscal year ends on the Saturday, in December or January, nearest the last day of December, resulting in an additional week of results every five or six years. Fiscal 2025 (which ended on January
3, 2026) contained 53 weeks, whereas Fiscal 2024 (which ended on December 28, 2024), and Fiscal
2023 (which ended on December 30, 2023) contained 52 weeks. Fiscal 2026 (which will end on
January 2, 2027) contains 52 weeks.
25. WHO CAN HELP ANSWER MY QUESTIONS?
If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting (which is being held virtually), contact Mr. Robinson at
Carter’s address set forth in the 2026 Notice of Annual Meeting or by calling us at (678) 791-1000.

APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
We have provided non-GAAP adjusted operating income and diluted net income per common share measures, which exclude certain items presented below. We believe that this information provides a meaningful comparison of our results and affords investors a view of what management considers to be our core performance, and we also, from time to time, use some of these non-GAAP measures, such as adjusted operating income, as performance metrics in awards under our annual and long-
term incentive compensation plans. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the U.S. (GAAP). The most comparable GAAP measures are operating income and diluted net income per common share, respectively. Adjusted operating income and diluted net income per common share should not be considered in isolation or as a substitute for analysis of our results as reported in accordance with GAAP. Other companies may calculate adjusted operating income and diluted net income per common share differently than we do, limiting the usefulness of the measure for comparisons with other companies.

	Fiscal Year Ended
	January 3, 2026 (*)		December 28, 2024		December 30, 2023		December 31, 2022		January 1 2022
(In millions, except earnings per share)	Operating Income	Diluted Net Income per Common Share	Operating Income	Diluted Net Income per Common Share	Operating Income	Diluted Net Income per Common Share	Operating Income	Diluted Net Income per Common Share	Operating Income	Diluted Net Income per Common Share
As reported (GAAP)	$143.9	$2.53	$254.7	$5.12	$323.4	$6.24	$379.2	$6.34	$497.1	$7.81
Operating model improvement costs (1)	14.2	0.30	—	—	—	—	—	—	—	—
Organizational restructuring (2)	9.8	0.20	1.8	0.04	4.4	0.09	—	—	2.4	0.04
Leadership transition costs (3)	8.1	0.20	—	—	—	—	—	—	—	—
Intangible asset impairment (4)	—	—	30.0	0.63	—	—	9.0	0.17	—	—
Pension plan settlement (5)	—	0.18	—	0.02	—	—	—	—	—	—
Legal settlement (6)	—	—	—	—	—	(0.14)	—	—	—	—
Loss on extinguishment of debt (7)	—	0.03	—	—	—	—	—	0.38	—	—
Deferred compensation plan termination (8)	—	0.03	—	—	—	—	—	—	—	—
COVID-19 expenses (9)	—	—	—	—	—	—	—	—	3.9	0.07
Retail store operating leases and other long-lived asset impairments, net (10)	—	—	—	—	—	—	—	—	(2.6)	(0.05)
As adjusted	$176.0	$3.47	$286.6	$5.81	$327.8	$6.19	$388.2	$6.90	$500.8	$7.87
(*)    Fiscal year 2025 included 53 weeks, compared to 52 weeks in fiscal 2024, 2023, 2022, and 2021.

(1)Primarily related to third-party consulting costs.
(2)Related to charges for severance and other termination benefits as a result of an organizational restructuring in fiscal 2025. Related to charges for organizational restructuring in fiscal 2024. Fiscal 2023 relates to charges for organizational restructuring and related corporate office lease amendment actions. Fiscal 2021 and 2020 amounts relate to certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(3)Related to costs associated with the transition of our former CEO, including accelerated vesting of outstanding time-based restricted stock awards.
(4)Related to a non-cash impairment charge on the OshKosh indefinite-lived tradename asset in fiscal 2024. Fiscal 2022 write-down relates to Skip Hop tradename asset. Fiscal 2020 write-down relates to OshKosh and Skip Hop tradename assets.
(5)Related to a non-cash pension settlement charges for settlement of the OshKosh B’Gosh Pension Plan in fiscal 2025 and fiscal 2024.
(6)In fiscal 2023, a pre-tax adjustment of approximately $6.9 million ($5.3 million net of tax, or $0.14 per diluted share) was made related to a gain on a court-approved settlement in December 2023.
(7)In fiscal 2025, related to the redemption of the $500 million senior notes due 2027 and cash-flow based revolving credit facility. In fiscal
2022, related to the redemption of the $500 million aggregate principal amount of senior notes due 2025 in April 2022.
(8)Incremental income tax impact resulting from the announced termination of the Company’s deferred compensation plan.
(9)Net expenses incurred due to the COVID-19 pandemic.
(10)Impairments include an immaterial gain on the remeasurement of retail store operating leases.
Note:  Results may not be additive due to rounding.

APPENDIX B
CARTER’S, INC.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
1.Definitions.
Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2. Purpose.
The purpose of this amended and restated Plan is to advance the interests of the Company by enhancing the ability of the Company and its subsidiaries to attract and retain able Employees and
Directors; to reward such individuals for their contributions; and to encourage such individuals to take into account the long-term interests of the Company and its subsidiaries by providing for the grant to
Participants of Stock-based incentive Awards.
3.Administration.
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4.Effective Date and Term of Plan.
The Plan was originally adopted on August 15, 2001 and was approved by shareholders on August 15,
2001.  The Plan was last amended and restated effective as of February 15, 2024.  The provisions of this amendment and restatement of the Plan are effective as of February 19, 2026 (the “Effective
Date”), the date on which the Board approved this amendment and restatement of the Plan, subject to approval by shareholders.  Except as hereinafter provided, any Award made prior to shareholder approval of the amendment and restatement set forth herein shall be subject to the terms of the Plan as in effect prior to such amendment and restatement.  Notwithstanding the foregoing, an Award may be made under the terms of this amendment and restatement of the Plan but prior to shareholder approval of such amendment and restatement if the Award is conditioned upon such approval.
ISOs may be granted under the Plan only with respect to the 3,725,000 new shares of Stock that the shareholders of the Company approved on May 13, 2011; provided that no ISOs may be granted by the
Company after May 12, 2021.
5.Shares Subject to the Plan.
(a)Number of Shares.  Subject to possible adjustment as provided in Section 8, the aggregate maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 20,778,392, of which 2,582,345 shares of Stock may be delivered in satisfaction of any new Awards granted after the date this amendment and restatement is approved by the shareholders of the Company.  With respect to SARs, if a SAR is exercised the number of shares of Stock deemed to have been issued under the Plan shall be the aggregate number of shares subject to the SAR and not just by the number of shares actually delivered upon exercise of the SAR.  For the avoidance of doubt, if any Award granted under the Plan terminates without having been exercised in full, or is otherwise forfeited in whole or in part, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such Award was not exercised shall be available for future grants.  If shares of Stock are withheld from an Award in order to satisfy a
Participant’s tax withholding obligations with respect to such Award pursuant to Section

7(a)(iv) of the Plan, the number of shares of Stock deemed to have been issued under the
Plan shall be the number of shares of Stock that were subject to the Award or portion thereof so exercised or settled and not the net number of shares of Stock actually issued upon the exercise or settlement.
(b)Shares to be Delivered.  Stock delivered under the Plan shall be authorized but unissued
Stock, or if the Administrator so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury.  No fractional shares of Stock shall be delivered under the Plan.
(c)Individual Award Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of
Stock subject to SARs granted to any person in any calendar year will each be 1,000,000.
The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 1,000,000 shares (or their value in dollars).
6.Eligibility and Participation
Persons eligible to receive Awards under the Plan shall be such Employees and Directors selected by the Administrator.  Eligibility for ISOs is limited to Employees of the Company or of a “parent corporation” or a “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.
7.Terms and Conditions of Awards.
(a)    All Awards
(i)Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.
(ii)Transferability.  No Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award may be exercised only by him or her; provided, however, that the foregoing provisions shall not prohibit the transfer of (A) an Award of Unrestricted Stock or (B) an Award of
Restricted Stock after such Award ceases to be subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
(iii)Vesting, Etc.  An Award will vest or become exercisable at such time or times and upon such conditions as the Administrator shall specify.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of all or any part of an Award.  Notwithstanding anything to the contrary, no Award granted on or after the Effective Date may vest prior to the one-year anniversary of the date of grant; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (A) Awards granted pursuant to an assumption of, or substitution for, another award in connection a Covered
Transaction or similar corporate transaction and (B) up to 5% of the number of shares of Stock available for issuance under the Plan pursuant to Section 5(a)
(including the number of shares that become available for issuance again under the
Plan in accordance with Section 5(a)).
(iv)Taxes.  The Administrator will make such provision for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock
(which in the case of Stock acquired from the Company shall have been owned by the Participant for such minimum time, if any, as the Administrator may determine) in satisfaction of tax withholding requirements (but not in excess of the maximum statutory withholding rates).
(v)Dividends, Dividend Equivalents, Etc. With the exception of Stock Options and
SARs, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.  Any entitlement to dividends, dividend equivalents or similar entitlements shall be subject to the same restrictions and vesting conditions that apply to the underlying Award and paid to the Participant (without interest) in accordance with the terms of the underlying Award (if not forfeited). Dividend equivalent and similar entitlements shall be established and administered either consistent with an exemption from or, in compliance with, the requirements of Section 409A of the Internal Revenue Code of
1986, as amended (“Section 409A”).  In addition, any amounts payable in respect of
Restricted Stock may be subject to such limits or restrictions as the Administrator may impose.
(b)    Performance Awards
(i)General. The Administrator shall have the authority, at the time of grant of any
Award described in this Plan to designate such Award as a Performance Award.  In addition, the Administrator shall have the authority to make an Award of a cash bonus to any Participant and designate such Award as a Performance Award.
(ii)Eligibility.  The Administrator will, in its sole discretion, designate in writing within the first 90 days of a Performance Period which Participants will be eligible to receive
Performance Awards in respect of such Performance Period.  However, designation of a Participant eligible to receive a Performance Award hereunder for a
Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Award for such Performance Period.  The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Award shall be decided solely in accordance with the provisions of this Section 7(b).  Moreover, designation of a Participant eligible to receive a Performance Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive a Performance Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive a Performance Award hereunder shall not require designation of any other person as a Participant eligible to receive a Performance
Award hereunder in such period or in any other period.
(iii)Discretion of Administrator with Respect to Performance Awards.  With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one fiscal year in duration), the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance
Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company and the Performance Formula.  Within the first 90 days of a
Performance Period, the Administrator shall, with regard to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this
Section 7(b)(iii) and record the same in writing.
(iv)Payment of Performance Awards.
(A)Condition to Receipt of Payment.  Unless otherwise provided in the applicable
Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a
Performance Award for such Performance Period.
(B)Limitation.  A Participant shall be eligible to receive payment in respect of a
Performance Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such
Performance Goals determines that all or some portion of such Participant’s
Performance Award has been earned for the Performance Period.
(C)Certification.  Following the completion of a Performance Period, the
Administrator shall review and certify in writing whether, and to what extent, the
Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula.  The Administrator shall then determine the actual size of each applicable Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion in accordance with Section 7(b)(iv)(D) hereof, if and when it deems appropriate.
(D)Use of Discretion.  In determining the actual size of an individual Performance
Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the
Performance Period through the use of negative discretion if, in the
Administrator’s sole judgment, such reduction or elimination is appropriate.  The
Administrator shall not have the discretion to (1) grant or provide payment in respect of Performance Awards for a Performance Period if the Performance
Goals for such Performance Period have not been attained or (2) increase a
Performance Award above the maximum amount payable under Section 5(c)
hereof.
(E)Timing of Award Payments.  Performance Awards granted for a Performance
Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7(b), but in no event later than 2-1/2 months following the end of the fiscal year during which the
Performance Period is completed.
(C)  Awards Requiring Exercise
(i)Time and Manner of Exercise of Awards.  Any exercise of an Award shall be in writing, signed by the proper person and furnished to the Company, accompanied by (A) such documents as may be required by the Administrator and (B) payment in full as specified below.  A Stock Option shall be exercisable during such period or periods as the Administrator may specify.  The latest date on which a Stock Option or SAR may be exercised shall be the Expiration Date.
(ii)Exercise Price.  The Exercise Price shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value at the time the Stock Option or SAR is granted; nor shall the Exercise Price be less, in the case of an original issue of authorized stock, than par value.  No such Award, once granted, may be re-priced (which includes (i) a lowering of the Exercise Price, (ii) the cancellation of an outstanding Stock Option or SAR accompanied by the grant of a replacement Award of the same or a different type and (iii) the cancellation of a
Stock Option or SAR whose Exercise Price is greater than the Fair Market Value of such Award accompanied by the payment of cash to the Participant) other than in accordance with the applicable shareholder approval requirements of the
New York Stock Exchange (or the rules of such other market in which the shares of the Company’s stock then are listed).  In no event shall the Exercise Price of an ISO granted to a ten-percent shareholder be less than 110% of the Fair
Market Value at the time the Stock Option is awarded.  For this purpose, “ten-
percent shareholder” shall mean any Participant who at the time of grant owns directly, or by reason of the attribution rules set forth in Section 424(d) of the
Code is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.
(iii)Term.  The Administrator shall determine the term of each Stock Option and
SAR, provided that in no event shall such term extend beyond the Expiration
Date.
(iv)Payment of Exercise Price.  Stock purchased upon exercise of a Stock Option under the Plan shall be paid for as follows: (i) in cash, by check acceptable to the
Administrator (determined in accordance with such guidelines as the
Administrator may prescribe), or by money order payable to the order of the
Company, or (ii) if so permitted by the Administrator, (A) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six months unless the Administrator approves a shorter period) having a Fair Market Value on the last business day preceding the date of exercise equal to the Exercise Price, (B) through a broker- assisted exercise program acceptable to the Administrator, (C) by other means acceptable to the Administrator or (D) by any combination of the foregoing permissible forms of payment.
(v)Delivery of Stock.  A Participant shall not have the rights of a shareholder with regard to Awards under the Plan except as to Stock actually received by him or her under the PlanThe Company shall not be obligated to deliver any shares of
Stock under the Plan (i) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, (ii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel.  Without limiting the generality of the foregoing, if the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.
If an Award is exercised by the executor or administrator of a deceased
Participant, or by the person or persons to whom the Award has been transferred by the Participant’s will or the applicable laws of descent and distribution, the
Administrator shall be under no obligation to deliver Stock pursuant to exercise until the Administrator is satisfied as to the authority of the person or persons exercising the Award.
(vi)ISOs.  In the case of an ISO, the Administrator will require as a condition of exercise that the Participant exercising the ISO agree to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise of the ISO.

(d)  Awards Not Requiring Exercise.
Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.
(e) Section 409A.
Notwithstanding any other provision hereunder, this Plan and all payments hereunder are intended to comply with the requirements of Section 409A, including transition relief and exemptive provisions thereunder, and shall be construed and administered accordingly.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the
Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code.
8. Effect of Certain Transactions.
(a)Mergers, Etc.
Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity the following rules shall apply:
(i)Awards Other Than Stock Options.
(A)The Administrator may provide for the assumption of some or all outstanding
Awards, or for the grant of new awards in substitution therefore, by the acquirer of the Company or survivor or an affiliate of the acquirer or survivor of the
Company (a “Successor”), in each case on such terms and subject to such conditions as the Administrator determines and with respect to substituted
Awards, subject to Section 8(a)(iii).
(B)In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award Agreement, each SAR and other Award requiring exercise (other than Stock Options) will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of
Deferred Stock will be accelerated and such shares will be issued, prior to the
Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction, provided, that the Administrator may not exercise its discretion under this Section 8(a)(i)(B) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to
Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.
(C)In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, and, for the avoidance of doubt, in the absence of any such action by the Administrator, all forfeiture and transfer restrictions will lapse.
(ii) Stock Options.
(A)Subject to Section 8(a)(ii)(B) below, all outstanding Stock Options will cease to be exercisable and will be forfeited (after any payment or other consideration deemed equitable by the Administrator for the termination of any vested portion of any Award is made), as of the effective time of the Covered Transaction;
provided, that the Administrator may in its sole discretion on or prior to the effective date of the Covered Transaction, (1) make any outstanding Stock
Options exercisable in part or in full, (2) remove any performance or other conditions or restrictions on any Stock Options, and/or (3) in the event of a
Covered Transaction under the terms of which holders of the Stock of the
Company will receive upon consummation thereof a payment (whether cash, non-cash or a combination of the foregoing) for each share of such Stock surrendered in the Covered Transaction, make or provide for a payment
(whether cash, non-cash or a combination of the foregoing) to the Participant equal to the difference between (A) the Fair Market Value times the number of shares of Stock subject to outstanding Stock Options (to the extent then exercisable at prices not in excess of the Fair Market Value) and (B) the aggregate Exercise Price of all such outstanding Stock Options in exchange for the termination of such Stock Options.
(B)With respect to an outstanding Stock Option held by a Participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or an affiliate of such an entity, the Administrator may at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in paragraph 8(a)(ii)(A) above, arrange to have such surviving or acquiring entity or affiliate assume any Stock Option held by such Participant outstanding hereunder or grant a replacement or substitute award which, in the judgment of the Administrator, is substantially equivalent to any Stock Option being replaced or substituted.
(iii) Certain Substituted Awards.  Notwithstanding anything to the contrary, if an Award is substituted by a Successor in connection with a Covered Transaction and within two years following such Covered Transaction, (i) the Participant’s Employment is
terminated by the Successor without Cause or (ii) if the Employee is an executive officer of the Company (who is subject to reporting under Section 16 of the Exchange Act) and resigns employment for Good Reason, the following rules shall apply to such substituted
Awards effective on the date of such termination, unless otherwise specifically provided in the applicable Award Agreement:
(A)Any and all Stock Options and SARs shall become immediately vested and exercisable.
(B)Any restrictions imposed on Restricted Stock shall lapse.
(C)Each Performance Award shall vest with respect to each performance measurement tranche completed during the Performance Period prior to the
Participant’s termination or resignation (or, if the Performance Period is not divided into separate performance measurement tranches, proportionately based on the portion of the Performance Period completed prior to such resignation or termination and expressed in terms of the total of completed months out of the total number of months within the Performance Period), with payment to be made, based on the greater of (1) target performance or (2) actual performance
(if determinable at the time of the vesting event), in cash or stock at such time as specified in the Award Agreement.
(D)The delivery of shares of Stock issuable under each Award of Deferred Stock will be accelerated; provided, however, no such accelerated delivery of shares of
Stock shall occur if the Award or portion thereof provides for “nonqualified deferred compensation” subject to Section 409A and the accelerated delivery of shares of Stock would constitute an extension or acceleration of, or other change in, the Award’s payment terms that is inconsistent with the applicable requirements of Section 409A.
(E)A transfer of Employment among the Successor and its affiliates shall not, in and of itself, be deemed a termination or resignation of employment.
The Administrator may grant Awards under the Plan in substitution for awards held by Employees and
Directors of another corporation who concurrently become Employees or Directors of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the
Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation.  The Company may direct that substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances, subject to Section 8(a)(iii).
Notwithstanding any provision of the Plan to the contrary, in the event of a Covered Transaction, the
Administrator may in its discretion and upon at least five days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event.  In the case of any Stock Option or SAR with an
Exercise Price that equals or exceeds the price to be paid for a share of Stock in connection with the
Covered Transaction, the Administrator may cancel the Stock Option or SAR without the payment of consideration therefor.
(b) Changes in and Distributions with Respect to the Stock.
(i)Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5(a) and to the maximum share limits described in Section 5(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any Exercise Prices relating to Awards and any other provision of Awards affected by such change, whose determination will be binding on all persons.
(ii)Certain Other Adjustments.  In the case of adjustments made pursuant to this Section
8(b), unless the Administrator specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Administrator shall, in the case of ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification, extension or renewal of the ISOs within the meaning of Section 424(h)(3) of the Code and in the case of
Options that are not ISOs, ensure that any adjustments under this Section 8(b) will not constitute a modification of such Options within the meaning of Section 409A of the Code.  Any adjustments made under this Section 8(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.  The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
9. Termination of Employment.
In the case of any Award, the Administrator may, through agreement with the Participant, (including, without limitation, any shareholder agreement of the Company to which the Participant is a party)
resolution, or otherwise, provide for post-termination exercise provisions different from those expressly set forth in this Section 9, including without limitation the vesting immediately prior to termination of all or any portion of an Award not otherwise vested prior to termination, and terms allowing a later exercise by a former Employee or Director (or, in the case of a former Employee or Director who is deceased, the person or persons to whom the Award is transferred by will or the laws of descent and distribution)
as to all or any portion of the Award not exercisable immediately prior to termination of Employment, but in no case may an Award be exercised after the Expiration Date.  If the Administrator does not otherwise provide for such provisions and if a Participant’s Employment terminates prior to the
Expiration Date (including by reason of death) the following provisions shall apply, subject to Section
8(a)(iii):
(a)All Stock Options and SARs held by the Participant immediately prior to the cessation of the
Participant’s Employment that are not vested immediately prior to the cessation of Employment shall automatically terminate upon such cessation of Employment.
(b)To the extent vested immediately prior to cessation of Employment, the Stock Option or SAR shall continue to be vested and shall be exercisable thereafter during the period prior to the
Expiration Date for 60 days following such cessation (120 days in the event that a Participant’s service terminates by reason of death); provided, however, that if the Participant’s Employment is terminated “for Cause” as defined herein, all unvested or unexercised Awards shall terminate immediately.
(c)Except as otherwise provided in an Award, after completion of the exercise period described in paragraph (b) above, the Awards described in paragraph (b) above shall terminate to the extent not previously exercised, expired, or terminated.
No Award requiring exercise shall be exercised or surrendered in exchange for a cash payment after the Expiration Date.
10. Clawback.
Notwithstanding any other provision in this Plan, all Awards granted under the Plan, including shares of
Stock or other cash or property received with respect to the Award, are subject to reduction, cancellation, forfeiture and recoupment to the extent necessary to comply with any clawback, recovery, recoupment or other similar policy adopted by the Company or required to adopted by the Company pursuant to the listing standards of any national securities exchange on which the Company’s securities are listed or other applicable law, including the Carter’s Inc. Clawback Policy, as in effect from time to time (“Clawback Policy”).  In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate.  By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.
11. Employment Rights.
Neither the adoption of the Plan nor the grant of Awards shall confer upon any Participant any right to continue as an Employee or Director of the Company or any subsidiary or affect in any way the right of the Company or a subsidiary to terminate the Participant’s relationship at any time.  Except as specifically provided by the Administrator in any particular case, the loss of existing or potential profit on
Awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.
12. Effect, Discontinuance, Cancellation, Amendment, and Termination.
Neither adoption of the Plan nor the grant of Awards to a Participant shall affect the Company’s right to make awards to such Participant that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or compensation arrangements under which Stock may be issued.
The Administrator may at any time discontinue granting Awards under the Plan.  With the consent of the Participant, the Administrator may at any time, subject to the limitations of Section 7(c)(ii) and the second sentence of Section 8(b)(ii), cancel an existing Award in whole or in part and grant another
Award for such number of shares as the Administrator specifies.  The Administrator may, but shall not be obligated to, at any time or times amend the Plan or any outstanding Award for the purpose of satisfying the requirements of Sections 409A and 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that except to the extent expressly required by the Plan, no such amendment shall materially adversely affect the rights of any Participant
(without his or her consent) under any Award previously granted, nor shall such amendment, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required under the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s Stock then are listed) or in order for the Plan to continue to qualify for the Award of incentive stock options under Section 422 of the Code.
13. Choice of Law.
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Administrator”:  The committee of the Board, consisting of two or more Directors, all of whom shall be
“non-employee Directors” within the meaning of Rule 16b-3 under the 1934 Act; provided that with respect to any Performance Award intended to qualify as “performance-based compensation” within the meaning of Section that 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, that is provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after such date, then each committee member shall also be an “outside Director” within the meaning of Section 162(m).  In addition, membership of the committee shall satisfy such independence or other requirements as may be imposed by the rules of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s
Stock then are listed).  The Administrator may delegate any of its duties and responsibilities with respect to any aspect of the Plan’s administration to such persons as it deems appropriate, so long as
(and only to the extent that) such delegation (i) is permitted by applicable laws, the listing standards of the New York Stock Exchange (or the rules of such other market in which the shares of the Company’s
Stock are listed), and the Company’s governance documents, as in effect from time to time, and (ii)
does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act.
“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding
Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
“Award”:  Any or a combination of the following:
i.Stock Options;
ii.SARs;
iii.Restricted Stock;
iv.Unrestricted Stock;
v.Deferred Stock; and
vi.Performance Awards.
“Award Agreement”:  An agreement between the Company and a Participant or other documentation evidencing an Award.
“Board”:  The Board of Directors of the Company.
“Cause”:
With respect to any Employee: (a) If the Employee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Cause, the determination by the Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its reasonable judgment, that any one or more of the following has occurred:
i.the Employee shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;
ii.the Employee shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

iii.the Employee shall have breached in any material respect any of the provisions of any agreement between the Employee and the Company or an Affiliate;
iv.the Employee shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the
Company’s normal business activities; or
v.the Employee shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Employee or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.
With respect to any Director, a determination by a majority of the disinterested Board members that the
Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect;
(iii) false or fraudulent misrepresentation inducing the director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.  The Administrator (or the authorized delegate of the Administrator, to the extent applicable), in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
“Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.
“Company”:  Carter’s, Inc., a Delaware corporation.
“Covered Transaction”:  Any of the following: (i) a person (or more than one person acting as a group)
acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Stock of the
Company; provided, that, a Covered Transaction shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Stock of the Company and acquires additional Stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Stock of the Company possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the
Board before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires all of substantially all of the Company’s assets.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i)
(as determined by the Administrator), the Covered Transaction shall have deemed to have occurred upon the consummation of the tender offer.
“Deferred Stock”:  An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.
“Director” : A member of the Board.
“Employee”:  Any person who is employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive ISOs, an Employee shall mean an employee of the Company or an
Affiliate within the meaning of Section 424 of the Code.
“Employment”:  A Participant’s employment or other service relationship with the Company and its
Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 6 to the Company or its Affiliates.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers
Employment to the Company or its remaining Affiliates.

“Exercise Price”:  The price at which a share of Stock may be purchased under a Stock Option or the value an increase above which may allow Stock to be purchased under a SAR.
“Exchange Act”:  The United States Securities Exchange Act of 1934, as amended.
“Expiration Date”:  In the case of an Award requiring exercise, the date which is ten years (five years in the case of an ISO granted to a “ten percent shareholder” as defined in Section 7(c)(ii)) from the date the Award was granted or such earlier date as may be specified by the Administrator at the time the
Award is granted.
“Fair Market Value”:  The value of one share of Stock, determined as follows:
i.if the Stock is listed on a national securities exchange (such as the New York
Stock Exchange) or is quoted on The NASDAQ Stock Market (“NASDAQ”), the closing price of a share of Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange)
or by NASDAQ, as the case may be;
ii.if the Stock is not listed on a national securities exchange or quoted on NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for a share of the Stock on the relevant date (or, if such date is not a business day or a day on which the quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent date for which such quotations are reported; and
iii.if, on the relevant date, the Stock is not publicly traded or reported as described in (i) or (ii) above, the value determined in good faith in accordance with such reasonable valuation method as the Administrator may determine.
“Good Reason”:
With respect to any Employee:  (a) If the Employee is a party to a severance, employment, or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good
Reason, the definition contained therein; or (b) if no such agreement exists, or if such agreement does not define Good Reason, the determination by the Administrator (or the authorized delegate of the
Administrator, to the extent applicable), in its reasonable judgment, that the following has occurred without the Employee’s consent: material diminution in the Employee’s authority, duties, and responsibilities (but not occurring solely as a result of the Company’s ceasing to be a publicly traded entity) existing immediately prior to the date of a Covered Transaction, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith; provided, however, that “Good
Reason” shall not be deemed to exist unless (i) written notice of termination on account thereof is given by the Employee to the Successor no later than 60 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Successor shall have 30 days from the date notice of such a termination is given to cure such event or condition and, if the Successor does so, such event or condition shall not constitute Good Reason hereunder; and (iii) if not cured, the
Employee must resign for Good Reason within 60 days following the last day of the Successor’s cure period. Any good faith determination of “Good Reason” made by the Administrator shall be conclusive.
The Employee’s mental or physical incapacity following the occurrence of an event described in above clauses shall not affect the Employee’s ability to terminate employment for Good Reason.
“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an
ISO.
“Participant”:  A person who is granted an Award under the Plan.
“Performance Award”:  An Award designated by the Administrator as a Performance Award pursuant to
Section 7(b) of the Plan.
“Performance Criteria”:  The criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan.  The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division, business unit or operational unit of the Company) and shall include, but not be limited to, the following:
sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price;
shareholder return; sales of particular products or services; customer acquisition or retention;
acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-
ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.
Any one or more of the above Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any division, subsidiary, line of business, operational unit, project or geographical basis of the Company and/or an Affiliate or any combination thereof, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate.  The Administrator also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of Performance Goals pursuant to the
Performance Criteria specified above.  The Administrator shall, within the first 90 days of a
Performance Period, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.  In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.
“Performance Formula”: For a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular
Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.
“Performance Goals”: For a Performance Period, the one or more goals established by the
Administrator for the Performance Period based upon the Performance Criteria.  The Administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii)
the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as presented in the Company’s financial statements; (vi) acquisitions or divestitures;
(vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.
“Performance Period”: The one or more periods of time not less than one fiscal year in duration, as the
Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance
Award.
“Plan”:  The Carter’s, Inc. Amended and Restated Equity Incentive Plan, as from time to time amended and in effect.
“Restricted Stock”:  An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Section 162(m)”:  Section 162(m) of the Code.
“SARs”:  Rights entitling the holder upon exercise to receive Stock equal in value to the excess of the
Fair Market Value of the shares of Stock subject to the right over the Fair Market Value of such shares of Stock on the date of grant.
“Securities Act”:  The Securities Act of 1933, as amended.
“Stock”:  Common Stock of the Company, par value $.01 per share.
“Stock Options”:  Options entitling the recipient to acquire shares of Stock upon payment of the
Exercise Price.
“Unrestricted Stock”:  An Award of Stock not subject to any restrictions under the Plan carter's®

P.O. BOX 8016, CARY, NC 27512-9903

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Carter's, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 20, 2026

Wednesday, May 13, 2026 1:00 PM, Eastern Time

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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Douglas C. Palladini and Antonio D. Robinson (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Carter's, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof (including for the election of a substitute nominee to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve), conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof (including for the election of a substitute nominee to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve).

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved carter's®

Carter's, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of nine nominated directors				
		FOR	AGAINST	ABSTAIN	
	1.01 Rochester Anderson, Jr.	☐	☐	☐	FOR
	1.02 Jeffrey H. Black	☐	☐	☐	FOR
	1.03 Luis Borgen	☐	☐	☐	FOR
	1.04 Jevin S. Eagle	☐	☐	☐	FOR
	1.05 Mark P. Hipp	☐	☐	☐	FOR
	1.06 Douglas C. Palladini	☐	☐	☐	FOR
	1.07 Stacey S. Rauch	☐	☐	☐	FOR
	1.08 Gretchen W. Schar	☐	☐	☐	FOR
	1.09 Stephanie P. Stahl	☐	☐	☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	Advisory approval of compensation of our named executive officers	☐	☐	☐	FOR
3.	Approval of amended and restated equity incentive plan	☐	☐	☐	FOR
4.	Ratification of appointment of PricewaterhouseCoopers LLP as Carter's independent registered public accounting firm for fiscal 2026	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/CRI

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date